Exhibit 4.2

Omnicare, Inc.,
Issuer

Each of the Guarantors Named Herein

and

U.S. Bank National Association
(as successor trustee to SunTrust Bank),
Trustee
_______________

Seventh Supplemental Indenture

Dated as of December 7, 2010

to

Indenture

Dated as of June 13, 2003
_______________

3.75% Convertible Senior Subordinated Notes Due 2025

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1.01.	Definitions	1
1.02.	Other Definitions	9
1.03.	Rules of Construction	10

ARTICLE II

THE NOTES AND GENERAL PROVISIONS

2.01.	Title and General Terms	10
2.02.	Aggregate Initial Principal Amount	10
2.03.	Form	10
2.04.	Payment on Global Securities	10
2.05.	Certain Amendments to the Base Indenture	11
2.06.	Interest	12
2.07.	Legal Holidays	13

ARTICLE III

REDEMPTION

3.01.	Right to Redeem	14
3.02.	Notice of Redemption	14
3.03.	Selection and Notice	14
3.04.	Transfers and Exchanges; Miscellaneous	14

ARTICLE IV

REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON FUNDAMENTAL CHANGE

4.01.	Option of Holder to Tender Notes for Repurchase Upon a Fundamental Change	15
4.02.	Announcement of Fundamental Change Repurchase Right	16
4.03.	Effect of Fundamental Change Repurchase Notice	17
4.04.	Deposit of Fundamental Change Repurchase Price	18
4.05.	Notes Repurchased in Part	18
4.06.	Repayment to the Company	18
4.07.	Covenant to Comply With Securities Laws Upon Purchase of Notes	18

ARTICLE V

SUCCESSORS

5.01.	Merger, Consolidation or Sale of Assets	19
5.02.	Successor Corporation Substituted	19

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Page
ARTICLE VI

DEFAULTS

6.01.	Events of Default	19
6.02.	Acceleration	21
6.03.	Waiver of Defaults and Events of Default	21
6.04.	Certain Amendments to the Base Indenture	21
6.05.	Notice	21

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

7.01.	Applicability of Article 9 of the Base Indenture	22

ARTICLE VIII

NO SINKING FUND

8.01.	Applicability of Article 10 of the Base Indenture	24

ARTICLE IX

SUBSIDIARY GUARANTEES

9.01.	Subsidiary Guarantees	24
9.02.	Subordination of Subsidiary Guarantees	25
9.03.	Guarantors May Consolidate, Etc., on Certain Terms	25
9.04.	Releases	26
9.05.	Fraudulent Conveyances	26
9.06.	Additional Subsidiary Guarantees	27

ARTICLE X

SATISFACTION AND DISCHARGE

10.01.	Applicability of Article 8 of the Base Indenture	27
10.02.	Termination of the Company’s Obligations under the Indenture with Respect to the Notes	27
10.03.	Application of Trust Money	27
10.04.	Repayment to the Company	27
10.05.	Reinstatement	28

ARTICLE XI

SUBORDINATION

11.01.	Applicability Article 11 of the Base Indenture	28

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ARTICLE XII

CONVERSION OF THE NOTES

12.01.	Conversion Privilege	29
12.02.	Conversion Procedure; Settlement Upon Conversion; Fractional Shares	31
12.03.	Adjustments to the Conversion Rate	33
12.04.	Effect of Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events	41
12.05.	Proportional Adjustments to Account for Certain Events	42
12.06.	Company to Reserve Stock; Status of Common Stock Issued upon Conversion	42
12.07.	Trustee’s Disclaimer	42

ARTICLE XIII

TAX TREATMENT

13.01.	Tax Treatment	43
13.02.	Comparable Yield and Projected Payment Schedule	43

ARTICLE XIV

MISCELLANEOUS

14.01.	Calculations in Respect of the Notes	44
14.02.	Scope of this Seventh Supplemental Indenture	44
14.03.	Ratification of the Base Indenture	44
14.04.	Trustee Not Responsible for Recitals	44
14.05.	Separability	44
14.06.	Counterparts	44
14.07.	Effect of Headings	44
14.08.	Governing Law	44

EXHIBIT A:	Form of Note
EXHIBIT B:	Form of Supplemental Indenture to be Delivered by New Guarantors

iii

Seventh Supplemental Indenture dated as of December 7, 2010 (the “Seventh Supplemental Indenture”) between Omnicare, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and U.S. Bank National Association (as successor trustee to SunTrust Bank), as trustee (the “Trustee”).

Whereas, the Company has executed and delivered to the Trustee an Indenture dated as of June 13, 2003 (the “Base Indenture” and, as supplemented by this Seventh Supplemental Indenture, the “Indenture”) providing for the issuance from time to time of one or more series of the Company’s debt securities;

Whereas, Section 2.01 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 9.01 of the Base Indenture; and

Whereas, the Company entered into a First Supplemental Indenture to establish the form and terms of its 6.125% Senior Subordinated Notes due June 1, 2013;

Whereas, the Company entered into a Second Supplemental Indenture to establish the form and terms of its 4% Junior Subordinated Convertible Debentures Due June 15, 2033;

Whereas, the Company entered into a Third Supplemental Indenture to establish the form and terms of its Series B 4% Junior Subordinated Convertible Debentures due June 15, 2033;

Whereas, the Company entered a Fourth Supplemental Indenture to establish the form and terms of its 6.75% Senior Subordinated Notes due December 15, 2013;

Whereas, the Company entered into a Fifth Supplemental Indenture to establish the form and terms of its 6.875% Senior Subordinated Notes due December 15, 2015;

Whereas, the Company entered into a Sixth Supplemental Indenture to establish the form and terms of its 7.75% Senior Subordinated Notes due June 1, 2020; and

Whereas, the Company is entering into this Seventh Supplemental Indenture to establish the form and terms of its 3.75% Convertible Senior Subordinated Notes due 2025 (the “Notes”).

Now Therefore, in consideration of the premises and covenants contained herein, it is hereby agreed as follows:

Article I

Definitions

1.01. Definitions.  Each term used herein which is defined in the Base Indenture has the meaning assigned to such term in the Base Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern for purposes of the Notes.  The following terms, as used herein (and as used in the Base Indenture with respect to the Notes), have the following meanings:

“3.25% Debentures” means the $977.5 million aggregate principal amount of 3.25% Convertible Senior Debentures due 2035 issued by the Company on December 15, 2005 and guaranteed solely by Omnicare Purchasing Company, L.P.

“4.00% Debentures” means the 4.00% Convertible Subordinated Debentures due 2033 issued by the Company on June 13, 2003 and Series B 4.00% Convertible Subordinated Debentures due 2033 issued by the Company on March 8, 2005 relating to the Trust PIERS.

“6.125% Notes” means the $250 million aggregate principal amount of 6.125% Senior Subordinated Notes due 2013 originally issued by the Company on June 13, 2003.

“6.875% Notes” means $525 million aggregate principal amount of 6.875% Senior Subordinated Notes due 2015 originally issued by the Company on December 15, 2005.

“7.75% Notes” means the $400 million aggregate principal amount of 7.75% Senior Subordinated Notes due 2020 originally issued by the Company on May 18, 2010.

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Settlement Averaging Period” means, with respect to any Note to be converted, the twenty five (25) consecutive Trading Day period beginning on, and including, the second (2nd) Trading Day immediately after the date the conversion notice for such Note is delivered to the Conversion Agent (whether physically or, if such Note is held in the form of a Global Security, through the Depositary’s conversion program); provided, however, that if such conversion notice is received after the date of issuance of a notice of Redemption pursuant to Section 3.03 of the Base Indenture and Section 3.02 hereof, then the Cash Settlement Averaging Period for such Note means the twenty five (25) consecutive Trading Days beginning on, and including, the twenty-eighth (28th) scheduled Trading Day prior to the applicable Redemption Date; provided, further, that with respect to any conversion of such Note arising solely by reason of the occurrence of a Fundamental Change, the Cash Settlement Averaging Period for such Note means the twenty five (25) consecutive Trading Days beginning on and including the twenty-eighth (28th) scheduled Trading Day prior to the Fundamental Change Repurchase Date relating to such Fundamental Change.

The term “close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of any share of Common Stock on any Trading Day means the closing sale price of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Pink OTC Markets Inc.  In the absence of such a quotation, the Closing Sale Price will be determined by a nationally recognized securities dealer retained by the Company for that purpose.  The Closing Sale Price will be determined without reference to extended or after-hours trading.

“Collective Election” means, with respect to a Conversion Right Adjustment Event in which holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such Conversion Right Adjustment Event, the actual election made by a majority of holders of Common Stock in such Conversion Right Adjustment Event.

“Common Stock” means the Common Stock, $1.00 par value per share, of the Company existing on the date of this Seventh Supplemental Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who either (i) was a member of the board of directors of the Company on the date of this Seventh Supplemental Indenture; or (ii) was nominated for election or elected to the board of directors of the Company with the approval of a majority of the continuing directors who were members of the board of the Company at the time of the new director’s nomination or election.

“Conversion Consideration” means, with respect to the conversion of any Note, the consideration payable, in accordance with the Indenture, by the Company upon such conversion.

“Conversion Price” means, on any day, and amount equal to will equal one thousand dollars ($1,000) divided by the Conversion Rate in effect on such day.

“Conversion Rate” means 36.4409 shares of Common Stock per $1,000 principal amount of Notes, which amount shall be subject to adjustment pursuant to the Indenture.

“Credit Agreement” means the Credit Agreement, dated May 18, 2010, by and among Omnicare, Inc., the lenders parties thereto, Suntrust Bank, as administrative agent, JPMorgan Chase Bank, N.A., as joint syndication agent, and the other agents, arrangers and lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Daily Cash Settlement Amount” means, with respect to any Trading Day, cash in an amount equal to the lesser of forty dollars ($40) and the Daily Conversion Value on such Trading Day; provided, however, that the Daily Cash Settlement Amount shall be subject to adjustment pursuant to the second proviso of Section 12.02(c).

“Daily Conversion Value” means, for any Trading Day, one twenty-fifth (1/25) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Daily VWAP per share of Common Stock (or the consideration into which the Common Stock has been converted in accordance with the Indenture) on such Trading Day.

“Daily Net Shares” means, with respect to any Trading Day, a number of shares of Common Stock equal to the following: (i) if the Daily Conversion Value on such Trading Day exceeds forty dollars ($40), a number of shares of Common Stock equal to a fraction whose numerator is the excess of such Daily Conversion Value over forty dollars ($40) and whose denominator is the Daily VWAP per share of Common Stock on such Trading Day; and (ii) in all other cases, a number of shares of Common Stock equal to zero (0); provided, however, that the Daily Net Shares shall be subject to adjustment pursuant to the second proviso of Section 12.02(c).

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OCR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company; provided, however, that the Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Dividend Threshold Amount” means, with respect to a dividend or distribution described in Section 12.03(d), (i) in the event such dividend or distribution is a regular quarterly dividend, an amount equal to three and one-quarter cents ($0.0325), which amount shall be adjusted on an inversely proportional basis whenever the Conversion Rate is adjusted pursuant to the Indenture; and (ii) in all other cases, an amount equal to zero dollars ($0.00).

“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company.

“Ex-Date” means, with respect to a distribution or dividend on the Common Stock, the first date on which the Common Stock trades the regular way on the relevant exchange or market without the right to receive such distribution or dividend.

“Excluded Subsidiaries” means each Domestic Subsidiary that is designated by the Company as a Domestic Subsidiary that will not be a Guarantor; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than ten percent (10%) of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of any fiscal quarter or account for more than ten percent (10%) of the consolidated revenue of the Company and its Domestic Subsidiaries during the most recent four (4) quarter period (in each case determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided, further, that any Domestic Subsidiary that guarantees other Indebtedness of the Company may not be designated as or continue to be an Excluded Subsidiary.  If any Domestic Subsidiaries previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, then the Company will promptly cause one or more of such Domestic Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.

“Fundamental Change” will be deemed to have occurred when any of the following has occurred:

(1)
the Company becomes aware of (by way of report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the Company’s Capital Stock that is at the time entitled to vote in the election of the Company’s board of directors (or comparable body);

(2)	the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors;

(3)	the adoption of a plan relating to the Company’s liquidation or dissolution;

(4)
the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than:

(a)	any transaction:

(i)
that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and pursuant to which transaction the holders of the Company’s Voting Stock immediately prior to such transaction have the right to exercise, directly or indirectly, fifty percent (50%) or more of the total Voting Power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or

(ii)
any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(5)	a Termination of Trading;

provided, however, that a Fundamental Change will be deemed not to have occurred if more than ninety percent (90%) of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market and, as a result of the transaction or transactions, the Notes become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	the Domestic Subsidiaries of the Company as of the Issue Date, other than Excluded Subsidiaries; and

(2)	any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns; provided, however, that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” has the meaning ascribed to it in the Base Indenture, except that, notwithstanding anything to the contrary in the Indenture or the Notes, Indebtedness does not include any liability for federal, state, local or other taxes or any settlements or judgments relating to governmental litigations or investigations.

“Issue Date” means December 7, 2010.

“Last Reported Sale Price” has the same meaning ascribed to Closing Sale Price; provided, however, that the Last Reported Sale Price of the Capital Stock or similar equity interest distributed pursuant to a Spin-Off shall be determined as if the term “Common Stock,” as used in the definition of Closing Sale Price referred instead to such Capital Stock or similar equity interest.

“Non-Stock Change of Control” means a transaction described in clause (1) or clause (4) of the definition of a Fundamental Change in this Section 1.01, where ten percent (10%) or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market.

“Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, or for more than a one-half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means December 15, 2025.

The term “open of business” means 9:00 a.m., New York City time.

“Security Guarantee” means Subsidiary Guarantee.

“Senior Debt” means, in the case of the Company or any Guarantor:

(1)
all obligations of the Company or such Guarantor, as the case may be, related to the Credit Agreement, whether for principal, premium, if any, interest, including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company or such Guarantor under applicable bankruptcy laws, whether or not such interest is lawfully allowed as a claim after such filing, and all other amounts payable in connection therewith, including, without limitation, any fees, premiums, penalties, expenses, reimbursements, indemnities, damages and other liabilities; and

(2)
the principal of, premium, if any, and interest on all other Indebtedness of the Company or such Guarantor, as the case may be, other than the Notes, and all Hedging Obligations of the Company or such Guarantor, as the case may be, in each case whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness or Hedging Obligation, the instrument creating or evidencing the Indebtedness or Hedging Obligation expressly provides that such Indebtedness or Hedging Obligation shall not be senior in right of payment to the Notes;

provided, however, that Senior Debt does not include:

(a)	Indebtedness evidenced by the Notes and the Subsidiary Guarantees;

(b)	Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to any Senior Debt of the Company or such Guarantor or the Notes or the applicable Subsidiary Guarantee;

(c)	Indebtedness of the Company or any Guarantor that by operation of law is subordinate to any general unsecured obligations of the Company or such Guarantor;

(d)	Indebtedness of the Company or any Guarantor to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under one or more of the Company’s indentures;

(e)	any liability for federal, state or local taxes or other taxes owed or owing by the Company or any Guarantor;

(f)	accounts payable or other liabilities owed or owing by the Company or any Guarantor to trade creditors, including Guarantees thereof or instruments evidencing such liabilities;

(g)	amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor;

(h)	Indebtedness of the Company or any Guarantor to any Subsidiary or any other affiliate of the Company or such Guarantor;

(i)	Capital Stock of the Company or any Guarantor;

(j)	Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the U.S. Code, is without recourse to the Company or any Subsidiary;

(k)	the 7.75% Notes or any Guarantee thereof;

(l)	the 6.875% Notes or any Guarantee thereof;

(m)	the 6.125% Notes or any Guarantee thereof;

(n)	the 4.00% Debentures and the related Trust Preferred Income Securities (or any Guarantee thereof); and

(o)	any Guarantee of the 3.25% Debentures (other than a Guarantee by Omnicare Purchasing Company, L.P.).

“Significant Subsidiary” has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means, with respect to any specified Person, (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; or (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

A “Termination of Trading” will be deemed to have occurred if the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or any U.S. system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs; and (ii) there is no Market Disruption Event on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations (expressed as an amount per $1,000 principal amount of Notes) obtained by the Company for five million dollars ($5,000,000) in principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from two (2) independent nationally recognized securities dealers the Company selects, which may include one or more of the Underwriters; provided, however, that if at least two (2) such bids cannot reasonably be obtained by the Company, but one (1) such bid can reasonably be obtained by the Company, then such one (1) bid will be used; provided, further, that if the Company cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) in principal amount of the Notes from a nationally recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then, for purposes of the Trading Price Condition only, the Trading Price of the Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the applicable Conversion Rate of the Notes and the Closing Sale Price per share of Common Stock on such Trading Day.

“Trust PIERS” means the $345 million aggregate principal amount 4.00% Trust PIERS due 2033 issued by Omnicare Capital Trust I on June 13, 2003 and the Series B 4.00% Trust PIERS due 2033 issued by Omnicare Capital Trust II on March 8, 2005.

“Underwriters” means Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc.

1.02. Other Definitions

Term	Defined in Section
Aggregate Cash Settlement Amount	12.02(c)
Aggregate Net Shares	12.02(c)
Averaging Period	12.03(e)
Contingent Interest	2.06(c)
Contingent Interest Measurement Period	2.06(c)
Contingent Interest Period	2.06(c)
Contingent Interest Trading Price	2.06(c)
Contingent Payment Regulations	13.01
Conversion Agent	12.02(j)
Conversion Date	12.02(a)
Conversion Right Adjustment Event	12.04
Effective Date	12.03(f)
Event of Default	6.01
Expiration Date	12.03(e)
Fundamental Change Repurchase Date	4.01(a)
Fundamental Change Repurchase Notice	4.01(b)
Fundamental Change Repurchase Price	4.01(a)
Fundamental Change Repurchase Right	4.01(a)
Fundamental Change Repurchase Right Notice	4.02
Interest Payment Date	2.06(a)
Non-Stock Change of Control Applicable Increase	12.03(f)
Non-Stock Change of Control Period	12.03(f)
Note Measurement Period	12.01(b)
Payment Default	6.01(f)
Redemption	3.01
Reference Property	12.04
Regular Record Date	2.06(a)
Spin-Off	12.03(c)
Stock Price	12.03(f)
Subsidiary Guarantee	9.01
Trading Price Condition	12.01(b)
Valuation Period	12.03(c)

1.03. Rules of Construction.  For purposes of the Notes, (i) as used in the Indenture, (A) the term “interest” includes Contingent Interest, if any, but without duplication; and (B) references to currency shall mean the lawful currency of the United States of America; and (ii) as used in this Seventh Supplemental Indenture, the terms “herein,” “hereof” and other words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular article, section or other subdivision of this Seventh Supplemental Indenture.  To the extent this Seventh Supplemental Indenture or the Notes amends or otherwise modifies any article, section, provision, paragraph, clause or other text of the Base Indenture, each reference in this Seventh Supplemental Indenture, the Base Indenture or the Notes to such article, section, provision, paragraph, clause or other text shall, for purposes of the Notes, be deemed to be a reference to such article, section, provision, paragraph, clause or other text as amended or modified by this Seventh Supplemental Indenture and the Notes.

Article II

The Notes and General Provisions

2.01. Title and General Terms.  Subject to and in accordance with Section 2.03 of the Base Indenture, the Company hereby establishes the Notes as a series of Securities to be issued under the Indenture with the title “3.75% Convertible Senior Subordinated Notes Due 2025.”  The principal amount of the Notes shall mature on the Maturity Date, unless such Note is no longer outstanding at such time or the principal amount has theretofore been accelerated in accordance with the Indenture.  The Notes shall not be secured by any collateral.  All payments on the Notes shall be made in the lawful currency of the United States of America.

2.02. Aggregate Initial Principal Amount.  Subject to being increased by the Company from time to time as shall be stated in an Officers’ Certificate, the aggregate initial principal amount of the Notes which may be authenticated and delivered pursuant to this Seventh Supplemental Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of the Base Indenture and except for Notes which, pursuant to Section 2.04 of the Base Indenture, are deemed never to have been authenticated and delivered) is five hundred and seventy five million dollars ($575,000,000).  The Company may issue additional Notes from time to time hereunder, subject to the provisions of Section 2.04 of the Base Indenture.  All Notes issued on the Issue Date together with any such additional Notes issued under this Seventh Supplemental Indenture will be treated as a single class of securities under the Indenture.

2.03. Form.  The Notes will be Registered Securities issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Notwithstanding anything to the contrary in the Indenture or the Notes, neither the Company nor the Trustee shall be obligated to issue any Note that whose principal amount is not $2,000 or an integral multiple of $1,000 in excess thereof.  The Notes shall be initially issued in the form of one or more Global Securities substantially in the form of Exhibit A hereto.  The initial Depositary with respect to the Notes shall be DTC.  Each Note shall be dated the date of its authentication.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Seventh Supplemental Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Seventh Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent of such conflict.

2.04. Payment on Global Securities.  Except as provided in the immediately following paragraph, principal and interest on the Notes will be paid (i) on Notes held in the form of Global Securities, to the Depositary or its nominee in immediately available funds; (ii) on any definitive Note that is not held in the form of Global Securities and that has an aggregate principal amount of five million dollars ($5,000,000) or less, by check mailed to the Holder of such Note; and (iii) on any definitive Note that is not held in the form of Global Securities and that has an aggregate principal amount of more than five million dollars ($5,000,000), by wire transfer in immediately available funds at the election of the Holder of such Note, which election is duly delivered to the Trustee at least fifteen (15) Business Days before the relevant Interest Payment Date or other payment date, as applicable.

At the Maturity Date, the Company will pay the principal and interest (i) on Notes held in the form of Global Securities, to the Depositary or its nominee in immediately available funds; and (ii) on definitive Notes that are not held in the form of Global Securities, at the Company’s office or agency in New York City, which initially will be the corporate trust office of the Trustee in New York City.

2.05. Certain Amendments to the Base Indenture

(a) Notwithstanding anything to the contrary in the Indenture or the Notes, the text of the fourth (4th) paragraph of Section 2.08 of the Base Indenture shall, for purposes of the Notes, be replaced in its entirety with the following text:  “Notwithstanding anything to the contrary in the Indenture or the Notes, a Note held in the form of a Global Security shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided, however, that a Note held in the form of a Global Security may be exchanged for a Note registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a ‘clearing agency’ registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days; (ii) the Company receives a request by or on behalf of the Depositary in accordance with customary procedures following a request of the beneficial owner of such Note seeking to enforce its rights under such Note or the Indenture; or (iii) the Company elects, at any time in its sole discretion, to discontinue use of the system of book entry transfer through any Depositary.  Any Note that is held in the form of a Global Security and that is exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Note that is held in the form of a Global Security and that is exchanged pursuant to clause (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary (in the case of clause (ii)) or by the Company (in the case of clause (iii)).”

(b) Notwithstanding anything to the contrary in the Indenture or the Notes, the text of Section 4.03 of the Base Indenture shall, for purposes of the Notes, be replaced in its entirety with the following text: “At any time when the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within fifteen (15) days after it actually files the same with the SEC (regardless of when the same is required to be filed with the SEC), each annual, quarterly or current report, information or proxy statement other report which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to file or deliver to the Trustee any material for which the Company has sought and received, or is seeking, confidential treatment by the SEC.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of such reports or statements to the Trustee is for informational purposes only, and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).”

(c) Notwithstanding anything to the contrary in the Indenture or the Notes, (i) the word “Restricted” shall, for purposes of the Notes, be stricken from the text of Section 4.05 of the Base Indenture; and (ii) the phrase “of successor” in Section 1.04(f) of the Base Indenture shall be replaced with the phrase “or successor”.

(d) Notwithstanding anything to the contrary in the Indenture or the Notes, the address of the Trustee in Section 14.02 of the Base Indenture shall, for purposes of the Notes, be replaced with the following:

U.S. Bank National Association
1349 Peachtree Street, NW
Suite 1050
Atlanta, Georgia 30309
Attention: Account Manager – Omnicare

and, solely with respect to Section 4.02 of the Base Indenture and Section 12.02(j) hereof,

U.S. Bank National Association
Corporate Trust Services
100 Wall Street
16th Floor Window
New York, NY 10005
Attention: Account Manager – Omnicare

(e) Notwithstanding anything to the contrary in the Indenture or the Notes, the first sentence of the second (2nd) paragraph of Section 7.07 of the Base Indenture shall, for purposes of the Notes, be replaced with the following sentence: “The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by any of them arising out of or in connection with the acceptance or administration of the Trustee’s duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their gross negligence or bad faith.”

2.06. Interest.

(a) Interest shall accrue on the principal amount of the Notes at the rate per annum equal to three and three quarters percent (3.75%).  The Company will pay interest on the Notes, semi-annually in arrears, on June 15 and December 15 of each year (each such date, an “Interest Payment Date”), with the first payment to be made on June 15, 2011, to holders of record at 5:00 p.m., New York City time, on the immediately preceding June 1 and December 1, respectively (each such date, the “Regular Record Date,” and the Interest Payment Date immediately following each Regular Record Date shall be deemed to be the Interest Payment Date that “corresponds” to such Regular Record Date), in each case except as provided in Section 3.01 and Section 4.01(a) and in the immediately following paragraph of this Section 2.06(a).  Interest on the Notes will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, December 7, 2010, in each case to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

On the Maturity Date, the Company will pay accrued and unpaid interest on each Note to the Person to whom the Company pays the principal amount of such Note, instead of to the Holder on the preceding Regular Record Date.

(b) Without duplication, interest shall accrue on Defaulted Interest, if any, pursuant to the second (2nd) paragraph of Section 2.14 of the Base Indenture.

(c) In addition to the foregoing, if the Contingent Interest Trading Price of the Notes for each of the five (5) consecutive Trading Day period (the “Contingent Interest Measurement Period”) ending on, and including, the second (2nd) Trading Day immediately preceding the first day of any six (6) month period (each such period, a “Contingent Interest Period”) from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date, commencing with the six (6) month period beginning on, and including, December 15, 2018, is equal to or greater than one hundred and twenty percent (120%) of the principal amount of such Notes, then the Company shall pay contingent interest (“Contingent Interest”) to the Holders in accordance with this Section 2.06(c).

The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period, if applicable, shall be equal to three eighths of one percent (0.375%) of the average Contingent Interest Trading Price per $1,000 principal amount of the Notes during the five (5) consecutive Trading Days ending on, and including, the second (2nd) Trading Day immediately preceding the first day of such Contingent Interest Period.  Contingent Interest shall accrue from the first day of the applicable Contingent Interest Period through, but excluding, the Interest Payment Date immediately following the end of such Contingent Interest Period, and Contingent Interest shall be payable to Holders in the same manner as regular cash interest.  For avoidance of doubt, regular cash interest shall continue to accrue at the per annum rate of three and three quarters percent (3.75%) on the principal amount of the Notes whether or not Contingent Interest is paid, and Contingent Interest, if any, shall be in addition to such regular cash interest.

The Company shall determine the daily Contingent Interest Trading Prices of the Notes during each Contingent Interest Measurement Period during which any Notes are outstanding.  Upon determining that the Notes shall begin to accrue Contingent Interest during a Contingent Interest Period, the Company shall, on or before the beginning of such Contingent Interest Period, notify Holders and the Trustee of the fact that Contingent Interest has become payable and the amount of such Contingent Interest payable per $1,000 principal amount of Notes.

“Contingent Interest Trading Price” has the same meaning ascribed to “Trading Price,” except that if the Company cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) in principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Contingent Interest Trading Price per $1,000 principal amount of the Notes will be determined by a nationally recognized securities dealer retained by the Company for such purpose.

Contingent Interest, if any, shall accrue and be payable in the same manner, and on the same dates, as the stated interest payable on the Notes.

2.07. Legal Holidays.  If a date on which a payment is to be made with respect to any Note is not a Business Day, then payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.  Notwithstanding anything to the contrary in the Indenture or the Notes, the second sentence of the definition of “Business Day” in Section 1.01 of the Base Indenture shall not apply to the Notes.

Article III

Redemption

3.01. Right to Redeem.  On or before December 15, 2018, the Notes will not be redeemable at the Company’s option.  The Company shall have the right, at the Company’s option, at any time, on a Redemption Date after December 15, 2018, to redeem (a “Redemption”) all or, from time to time, any part of the Notes at a Redemption Price payable in cash equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such Redemption Date if the Closing Sale Price per share of Common Stock is more than one hundred and twenty percent (120%) of the then current Conversion Price for each of at least twenty (20) Trading Days in the thirty (30) consecutive Trading Days ending on, and including, the Trading Day prior to the mailing of the notice of Redemption pursuant to Section 3.03 of the Base Indenture and Section 3.02 hereof; provided, however, that if the Redemption Date with respect to a Note is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then accrued and unpaid interest on such Note to, but excluding, such Redemption Date shall be paid, on such Redemption Date, to the Holder of such Note at the close of business on such Regular Record Date, and the Holder surrendering such Note for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such Regular Record Date; provided, further, that in no event shall the Company redeem any Notes at a time when the Company has failed to pay interest on the Notes and such failure to pay is continuing.  Notwithstanding anything to the contrary in the Indenture or the Notes, the second sentence of the final paragraph of Section 3.05 of the Base Indenture shall not apply to the Notes.

3.02. Notice of Redemption.  Each notice of Redemption provided pursuant to Section 3.03 of the Base Indenture shall state, in addition to the information required by such Section 3.03 to be included in such notice, (i) that Holders have the right to convert the Notes called for Redemption; (ii) the Conversion Rate then in effect; (iii) the date on which such right to convert the Notes called for Redemption will begin; and (iv) the date on which such right to convert the Notes called for Redemption will expire.  Notwithstanding anything to the contrary in the Indenture or the Notes, (A) the final paragraph of Section 3.03 of the Base Indenture shall not apply to the Notes; and (B) the number 35 in the second sentence of Section 3.01 of the Base Indenture shall, for purposes of the Notes, be replaced with the number 30.

3.03. Selection and Notice.  Notwithstanding anything to the contrary in the Indenture or the Notes, (i) the first sentence of Section 3.02 of the Base Indenture shall not apply to the Notes; (ii) if less than all of the Notes are to be redeemed, then the Trustee will select the Notes to be redeemed by lot, pro rata or another method the Trustee considers fair and appropriate; (iii) Notes selected to be redeemed will be redeemed in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof, and no Notes of $2,000 or less in principal amount will be redeemed in part; and (iv) if a portion of any Note is selected for Redemption and a portion of such Note is converted, then the converted portion will be deemed to be taken from the portion selected for Redemption.

3.04. Transfers and Exchanges; Miscellaneous.  Notwithstanding anything to the contrary in the Indenture or the Notes, (i) the final paragraph of Section 2.08 of the Base Indenture shall not apply to the Notes; and (ii) the Company shall not be required to (A) issue, register the transfer of, or exchange any Notes during the period of fifteen (15) days before the mailing of the notice of Redemption; or (B) register the transfer of or exchange any Notes selected for Redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.  Notwithstanding anything to the contrary in the Indenture or the Notes, the phrase “interest shall cease to accrue on the Securities or the portions of Securities called for redemption” in the first (1st) sentence of the second (2nd) paragraph of Section 3.05 of the Base Indenture shall, for purposes of the Notes, be replaced with the phrase “Securities or the portions of Securities called for redemption shall cease to be outstanding, interest shall cease to accrue thereon and all rights of the Holders thereof with respect thereto will terminate, other than the right to receive the Redemption Price in accordance with the Indenture.”

Article IV

Repurchase of Notes at the Option of Holders Upon Fundamental Change

4.01. Option of Holder to Tender Notes for Repurchase Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Holder of Notes not previously repurchased or redeemed by the Company shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes (or any portion thereof that is a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) calendar days, nor earlier than twenty (20) calendar days, after the date the Fundamental Change Repurchase Right Notice is mailed in accordance with Section 4.02, at a price (the “Fundamental Change Repurchase Price”), payable in cash, equal to one hundred percent (100%) of the principal amount of the Notes to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if the Fundamental Change Repurchase Date with respect to a Note is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date shall be paid, on such Fundamental Change Repurchase Date, to the Holder of such Note at the close of business on such Regular Record Date, and the Holder surrendering such Note for repurchase shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such Regular Record Date; provided, further, that in no event shall the Company redeem any Notes at a time when the Company has failed to pay interest on the Notes and such failure to pay is continuing.  Notwithstanding anything to the contrary in the Indenture or the Notes, the second sentence of the final paragraph of Section 3.05 of the Base Indenture shall not apply to the Notes.

(b) Subject to Section 4.01(c), to exercise the Fundamental Change Repurchase Right with respect to a Note, the Holder thereof must:

(i) deliver of a written notice (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, specifying:

(A) if such Note is certificated, the certificate number of such Note;

(B) the portion of the principal amount of such Note to be repurchased, which must be $2,000 or an integral multiple of $1,000 in excess thereof; and

(C) that such Note shall be repurchased pursuant to the terms and conditions specified in the Indenture; and

(ii) book-entry transfer or delivery of such Note, together with necessary endorsements, to the offices of the Paying Agent, which Note so transferred or delivered shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice;

provided, however, that if such Note is held in the form of a Global Security, then such Fundamental Change Repurchase Notice must comply with appropriate procedures of the Depositary.

The satisfaction of the requirements set forth in clauses (i) and (ii) above with respect to a Note shall be a condition to the receipt by the Holder of such Note of the Fundamental Change Repurchase Price for such Note.

(c) A Fundamental Change Repurchase Notice delivered with respect to a Note may be withdrawn by delivering a written notice of withdrawal to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, specifying:

(i) if such Note is certificated, the certificate number of such Note;

(ii) the portion of the principal amount of such Note to be withdrawn; and

(iii) the principal amount, if any, of such Note which remains subject to such original Fundamental Change Repurchase Notice, which must be $2,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if such Note is held in the form of a Global Security, then such notice of withdrawal must comply with appropriate procedures of the Depositary.  The Paying Agent will promptly return to the Holder thereof any Note with respect to which a Fundamental Change Repurchase Notice has been withdrawn in accordance with this Section 4.01(c).

(d) Any repurchase of a Note of a Holder by the Company contemplated pursuant to the provisions of this Article IV shall be consummated by the delivery of the consideration to be received by such Holder.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

4.02. Announcement of Fundamental Change Repurchase Right. On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company shall mail a written notice (a “Fundamental Change Repurchase Right Notice”) of the Fundamental Change by first class mail to the Trustee, the Paying Agent, the Conversion Agent and each Holder (and to beneficial owners as required by applicable law), which notice shall include a form of Fundamental Change Repurchase Notice and shall state:

(a) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

(b) the date by which the Fundamental Change Repurchase Notice pursuant to this Article IV must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change Repurchase Right;

(c) the Fundamental Change Repurchase Date;

(d) the Fundamental Change Repurchase Price;

(e) the name and address of the Paying Agent and the Conversion Agent;

(f) the Conversion Rate in effect on the date of such Fundamental Change Repurchase Right Notice and any adjustments thereto;

(g) that the Notes as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to the Indenture only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the Indenture;

(h) that the Notes must be surrendered (by book-entry transfer or delivery) to the Paying Agent to collect payment;

(i) that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Note as described in clause (h) above;

(j) briefly, the procedures the Holder must follow to exercise its Fundamental Change Repurchase Right;

(k) briefly, the conversion rights of the Notes;

(l) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(m) that, unless the Company defaults in making payment of the Fundamental Change Repurchase Price, interest, if any, on Notes surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change repurchase Date;

(n) the CUSIP number(s) of the Notes; and

(o) any other information the Company wishes to provide.

For avoidance of doubt, the Company’s obligation to provide such Fundamental Change Repurchase Right Notice shall be in addition to the Company’s obligations to provide any notice pursuant to Section 12.01(c) or Section 12.03(f).

4.03. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice with respect to a Note, the Holder thereof shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 4.01(c)) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Note.  If the requirements set forth in clauses (i) and (ii) of Section 4.01(b) have been satisfied, then, notwithstanding anything to the contrary in the Indenture or the Notes, such Fundamental Change Repurchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Note and (y) the time of book-entry transfer or delivery of such Notes in accordance with clause (ii) of Section 4.01(b).  Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 4.01(c).

If the Paying Agent holds on the Business Day immediately following the Fundamental Change Repurchase Date cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to purchase, then, as of the Fundamental Change Repurchase Date (x) such Notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of such Notes has been made or such Notes have been delivered to the Paying Agent, as the case may be, and (y) all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

4.04. Deposit of Fundamental Change Repurchase Price. Prior to 12:00 noon, New York City time, on the Business Day immediately following the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or its Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased pursuant to this Article IV.

4.05. Notes Repurchased in Part.  Any certificated Note which is to be repurchased pursuant to this Article IV only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not so repurchased.  Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of a portion of such Note.

4.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 8.06 of the Base Indenture (subject to the provisions of Section 7.01(f) of the Base Indenture) and that is held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to this Article IV exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase pursuant to this Article IV, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company (subject to the provisions of Section 7.01(f) of the Base Indenture).

4.07. Covenant to Comply With Securities Laws Upon Purchase of Notes. In connection with any repurchase of Notes pursuant to this Article IV, the Company will, to the extent applicable, (i) comply with the provisions of Rule 13e-4 under the Exchange Act and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer by the Company to repurchase the Notes pursuant to this Article IV; (ii) file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes; and (iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes pursuant to this Article IV.

Article V

Successors

Notwithstanding anything to the contrary in the Indenture or the Notes, Article 5 of the Base Indenture shall, for purposes of the Notes, be deemed to be replaced with this Article V.

5.01. Merger, Consolidation or Sale of Assets.  The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease the Company’s property and assets substantially as an entirety to another Person, unless:

(a) either (a) the Company is the continuing corporation or (b) the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;

(b) immediately after giving effect to such transaction(s), no Default or Event of Default has occurred and is continuing;

(c) if, as a result of such transaction(s), the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company (or successor to the Company) under the Notes and the Indenture; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction(s) and any such supplemental indenture will comply with the requirements of the foregoing clauses of this Section 5.01.

5.02. Successor Corporation Substituted.  In the event of any transaction or series of transactions that are subject to, and that comply with, Section 5.01 where the Company is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the Notes and the Indenture.

Article VI

Defaults

Notwithstanding anything to the contrary in the Indenture or the Notes, Sections 6.01 and 6.02 of the Base Indenture shall not apply to the Notes.

6.01. Events of Default.  An “Event of Default” occurs if:

(a) the Company defaults for thirty (30) days in the payment when due of interest on the Notes, whether or not such payment is prohibited by Article 11 of the Base Indenture;

(b) the Company defaults in payment when due of the principal of, or premium, if any, on the Notes, whether or not such payment is prohibited by Article 11 of the Base Indenture;

(c) the Company fails to deliver a Fundamental Change Repurchase Right Notice when and as required by Section 4.02 or the Company fails to comply with Article V of this Seventh Supplemental Indenture or with Article 3 of the Base Indenture;

(d) the Company fails to deliver the consideration due, in accordance with the Indenture, upon the conversion of any Note and such failure continues for five (5) days following the scheduled settlement date for such conversion;

(e) the Company or any of the Guarantors that is a Significant Subsidiary of the Company fails to comply with any of the other agreements in the Indenture for a period of sixty (60) days after the Company receives written notice of such failure by the Trustee or by Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding;

(f) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such indebtedness or guarantee exists on, or is created after, the Issue Date, if such default (x) is caused by a failure to pay principal of such indebtedness at its final stated maturity after giving effect to any grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (y) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates one hundred million dollars ($100,000,000) or more;

(g) the Company or any of its Significant Subsidiaries fails to pay final, non-appealable judgments aggregating in excess of one hundred million dollars ($100,000,000) that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of sixty (60) days;

(h) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary of the Company shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(i) a court having jurisdiction in the premises enters (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, in the case of either clause (i) or (ii), any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

(j) (i) the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the Company or any of its Significant Subsidiaries consent to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company; or (iii) the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any bankruptcy, insolvency, reorganization or other similar law; or (iv) the Company consents to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property; or (v) the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or (vi) the Company or any of its Significant Subsidiaries admits, in writing, its inability to pay its debts generally as they become due; or (vii) the Company or any of its Significant Subsidiaries takes any corporate action expressly in furtherance of any such action.

6.02. Acceleration.  If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  If an Event of Default specified in clause (i) or (j) of Section 6.01 occurs with respect to the Company, then all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

6.03. Waiver of Defaults and Events of Default.  Notwithstanding anything to the contrary in the Indenture or the Notes, Section 6.04 of the Base Indenture shall be replaced in its entirety with the following: “The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (i) the failure, by the Company, to pay principal of or interest on any Notes when due; (ii) the failure, by the Company, to convert any Note in accordance with, and as required by, Article XII of the Seventh Supplemental Indenture; (iii) the failure, by the Company, to pay the Redemption Price on the Redemption Date in accordance with Article III of the Seventh Supplemental Indenture and Article 3 hereof in connection with a Redemption or to pay the Fundamental Change Repurchase Price in accordance with Article IV of the Seventh Supplemental Indenture in connection with a Holder’s exercise of its Fundamental Change Repurchase Right; or (iv) the failure, by the Company, to comply with any of the provisions of the Indenture the amendment of which would require, pursuant to Article 9 of the Base Indenture, the consent of the Holder of each outstanding Note affected.  This Section 6.04 shall apply to the Notes in lieu of Section 316(a)(1)(B) of the TIA, and such Section 316(a)(1)(B) is hereby expressly excluded from the Indenture for purposes of the Notes, as permitted by the TIA.”

6.04. Certain Amendments to the Base Indenture.  Notwithstanding anything to the contrary in the Indenture or the Notes, for purposes of the Notes, (i) the phrase “Section 6.01(a) or (b) hereof” in Section 6.08 of the Base Indenture shall be replaced with the phrase “Section 6.01(a) or Section 6.01(b) of the Seventh Supplemental Indenture”; (ii) the phrase “this Article 6” in Section 6.10 of the Base Indenture shall be replaced with the phrase “This Article 6 and Article VI of the Seventh Supplemental Indenture”; and (iii) the following sentence shall be added to the end of Section 6.07 of the Base Indenture: “Notwithstanding anything to the contrary in the Indenture or the Notes, the right of any Holder of a Note to convert such Note in accordance with the Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.”

6.05. Notice.  Upon the Company becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

Article VII

AMENDMENT, SUPPLEMENT AND WAIVER

7.01. Applicability of Article 9 of the Base Indenture.

(a) Notwithstanding anything to the contrary in the Indenture or the Notes, Section 9.01 of the Base Indenture shall, for purposes of the Notes, be amended to remove clauses (a) through (j), inclusive, thereof and insert the following in place thereof:

(i) provide for conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety (including, without limitation, in connection with a Conversion Right Adjustment Event);

(ii) secure the Notes;

(iii) provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(iv) surrender any right or power conferred upon the Company;

(v) add to the Company’s covenants for the benefit of the Holders;

(vi) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture; provided, however, that such modification or amendment shall not adversely affect the interests of the Holders in any material respect; provided, further, that any modification or amendment made solely to conform the provisions of the Indenture to the description of the Notes contained in the Company’s prospectus supplement, dated December 1, 2010, filed with the SEC on December 2, 2010, will be deemed not to adversely affect the interests of the Holders;

(vii) make any provision with respect to matters or questions arising under the Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture; provided, however, that such amendment or modification shall not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect;

(viii) increase the Conversion Rate; provided, however, that such increase shall not adversely affect the interests of the Holders;

(ix) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(x) add guarantees of obligations under the Notes;

(xi) provide for a successor Trustee; and

(xii) make any change that does not materially adversely affect the rights of any Holder.

(b) Notwithstanding anything to the contrary in the Indenture or the Notes, the following sentence shall, for purposes of the Notes, be inserted at the end of Section 9.01 of the Base Indenture: “After an amendment pursuant to this Section 9.01 becomes effective, the Company shall provide a notice to each Holder briefly describing such amendment.”

(c) Notwithstanding anything to the contrary in the Indenture or the Notes, for purposes of the Notes, (i) the phrase “, the Seventh Supplemental Indenture” shall be inserted immediately after the words “the Company and the Trustee may amend this Indenture” in the first sentence Section 9.02 of the Base Indenture; and (ii) the phrase “or the Seventh Supplemental Indenture” shall be inserted immediately after the words “at any time and from time to time may amend this Indenture” in the first sentence Section 9.01 of the Base Indenture.

(d) Notwithstanding anything to the contrary in the Indenture or the Notes, Section 9.02 of the Base Indenture shall, for purposes of the Notes, be amended to remove clauses (a) through (e), inclusive, thereof and insert the following in place thereof:

(i) extend the Maturity Date;

(ii) reduce the rate or extend the time for payment of interest on any Note;

(iii) reduce the principal amount of any Note;

(iv) reduce any amount payable upon Redemption of, or upon the exercise of a Fundamental Change Repurchase Right with respect to, any Note;

(v) impair the right of a Holder to institute suit for payment of any Note;

(vi) change the currency in which any Note is payable;

(vii) change the obligation of the Company to redeem any Notes called for Redemption on a Redemption Date in a manner materially adverse to the Holders;

(viii) change the obligation of the Company to repurchase any Notes upon a Fundamental Change in a manner materially adverse to the Holders;

(ix) impair or adversely affect the right of a Holder to convert any Note into cash and, if applicable, shares of Common Stock or reduce the Conversion Rate, except as permitted pursuant to the Indenture;

(x) change the obligation of the Company to maintain an office or agency in New York City;

(xi) modify the provisions of the Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder; or

(xii) reduce the percentage in aggregate principal amount of the Notes required for consent to any modification of the Indenture that does not require the consent of each affected Holder.

Article VIII

No Sinking Fund

8.01. Applicability of Article 10 of the Base Indenture.  Notwithstanding anything to the contrary in the Indenture or the Notes, Article 10 of the Base Indenture shall not apply to the Notes.

Article IX

Subsidiary Guarantees

Notwithstanding anything to the contrary in the Indenture or the Notes, Article 12 of the Base Indenture shall, for purposes of the Notes, be deemed to be replaced with this Article IX and the Base Indenture shall, for purposes of the Notes, be read mutatis mutandis.

9.01. Subsidiary Guarantees.

(a) The Notes shall be guaranteed by each of the Guarantors (each such guarantee, a “Subsidiary Guarantee”) in accordance with the provisions of this Article IX.

(b) Subject to this Article IX, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of the Notes or the obligations of the Company under the Indenture or the Notes: (i) that the principal of, and interest on, the Notes will be promptly paid in full when due, whether at the Maturity Date, the Redemption Date, the Fundamental Change Repurchase Date or other due date, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and that all other obligations of the Company to the Holders or the Trustee hereunder will be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, the Redemption Date, the Fundamental Change Repurchase Date or other due date.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) Subject to this Article IX, the Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or of the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Indenture and the Notes.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors any amount paid by any of the foregoing to such Holder or the Trustee, then each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Notwithstanding anything to the contrary in the Indenture or the Notes, references in the Indenture or the Notes to Section 12.02 of the Base Indenture shall, for purposes of the Notes, be read as references to this Section 9.01.

9.02. Subordination of Subsidiary Guarantees.  The obligations of each Guarantor under the Indenture and the Notes shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company.  For the purposes of the foregoing sentence, the Trustee and Holders shall have the right to receive or retain payments by any of the Guarantors only at such times as they may receive or retain payments in respect of the Notes pursuant to the Indenture, including, without limitation, Article 11 of the Base Indenture.

Notwithstanding anything to the contrary in the Indenture or the Notes, references in the Indenture or the Notes to Section 12.03 of the Base Indenture shall, for purposes of the Notes, be read as references to this Section 9.02.

9.03. Guarantors May Consolidate, Etc., on Certain Terms.  Each Guarantor agrees that such Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) subject to Section 9.04 hereof, the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

Subject to Section 9.04, if there shall occur any such sale, disposition, consolidation or merger with respect to a Guarantor, then, upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by such Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if such successor Person had been named in the Indenture as a Guarantor.  Each Subsidiary Guarantee so issued shall in all respects have the same legal rank and benefit under the Indenture and the Notes as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as provided in Article V, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any sale or other disposition of all or substantially all of the assets of a Guarantor to the Company or another Guarantor or prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor.

9.04. Releases.  The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of such Guarantor:

(a) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(b) in connection with any sale of a majority of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(c) if the Company designates such Guarantor to be an Excluded Subsidiary in accordance with the requirements hereof (including, without limitation, the definition of Excluded Subsidiary);

(d) if such Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant hereto;

(e) if such Guarantor’s guarantee of any obligations under the Credit Agreement, or, if the Credit Agreement is no longer outstanding, any other Indebtedness of the Company, is fully and unconditionally released, except that such Guarantor shall subsequently be required to become a Guarantor by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel at such time as it guarantees any obligations under the Credit Agreement, or, if the Credit Agreement is no longer outstanding, any other Indebtedness of the Company; or

(f) if the Company’s obligations under the Indenture and the Notes are discharged in accordance with the terms thereof.

Notwithstanding anything to the contrary in the Indenture or the Notes, references in the Indenture or the Notes to Section 12.05 of the Base Indenture shall, for purposes of the Notes, be read as references to this Section 9.04.

9.05. Fraudulent Conveyances.  Each Guarantor, and, by its acceptance of any Note, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Notwithstanding anything to the contrary in the Indenture or the Notes, references in the Indenture or the Notes to Section 12.04 of the Base Indenture shall, for purposes of the Notes, be read as references to this Section 9.05.

9.06. Additional Subsidiary Guarantees.  If, after the date hereof, a Person who was not theretofore a Guarantor becomes a Guarantor, then such Person shall, as promptly as possible after the end of the fiscal quarter in which such Person becomes a Guarantor, execute a supplemental indenture, substantially in the form set forth in Exhibit B, and deliver an opinion of counsel, in each case in form and substance reasonably satisfactory to the Trustee.

Article X

Satisfaction and Discharge

Notwithstanding anything to the contrary in the Indenture or the Notes, Article 13 of the Base Indenture shall, for purposes of the Notes, be deemed to be replaced with this Article X.

10.01. Applicability of Article 8 of the Base Indenture.  Notwithstanding anything to the contrary in the Indenture or the Notes, Article 8 of the Base Indenture shall not apply to the Notes.

10.02. Termination of the Company’s Obligations under the Indenture with Respect to the Notes.  The Indenture shall cease to be of further effect with respect to the Notes if (a) either (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.09 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) all outstanding Notes have become due and payable at their scheduled maturity or upon Redemption or the exercise of the Fundamental Change Repurchase Right or otherwise, or upon conversion of the Notes, and, in either case, the Company irrevocably deposits, prior to the applicable due date, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or, if applicable, the Conversion Agent (if the Conversion Agent is not the Company or any of its Affiliates), cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.09 of the Base Indenture) on the Maturity Date, Redemption Date, Fundamental Change Repurchase Date, other due date or the conversion settlement date, as the case may be; (b) the Company pays to the Trustee all other sums payable under the Indenture by the Company; and (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with; provided, however, that Sections 2.02, 2.04, 2.06, 2.07, 2.08, 2.09, 2.10, 3.04, 4.01, 4.02 and 4.06, and Article 7, of the Base Indenture, and Section 12.02(j), Section 3.04, Article IV, Article X and Article XII hereof, shall, with respect to the Notes, survive any such discharge until such time as the Notes have been paid in full.

10.03. Application of Trust Money.  The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 10.02 and shall apply such deposited money and other consideration through the Paying Agent or Conversion Agent, as applicable, in accordance with the Indenture to the payment of amounts due on the Notes.

10.04. Repayment to the Company.  The Trustee, the Paying Agent and the Conversion Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or other consideration held by them at any time.  The Trustee, the Paying Agent and the Conversion Agent shall pay to the Company upon the written request of the Company any money or other consideration held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Notes that remains unclaimed for two (2) years; provided, however, that the Trustee, the Paying Agent or the Conversion Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee, the Paying Agent and the Conversion Agent with respect to such money and payment shall, subject to applicable law, cease.

10.05. Reinstatement.  If the Trustee, Paying Agent or Conversion Agent is unable to apply any money or other consideration in accordance with Section 10.02 and Section 10.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under the Indenture with respect to the Notes, and the obligations of the Company under the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 and Section 10.03; provided, however, that if the Company has made any payment of amounts due with respect to any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee, Paying Agent or Conversion Agent.

Article XI

Subordination

11.01. Applicability Article 11 of the Base Indenture.  Article 11 of the Base Indenture shall apply to the Notes, except that, notwithstanding anything to the contrary in the Indenture or the Notes, for purposes of the Notes:

(a) the phrase “a Person who may give it pursuant to Section 11.12 hereof” in Section 11.03(a)(ii) of the Base Indenture is replaced with the phrase “the Company or the holders of any Designated Senior Debt of the Company”;

(b) the phrase “unless such default shall have been waived for a period of not less than 90 days” in Section 11.03(a)(ii) of the Base Indenture is deleted;

(c) the phrase “in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to” in Section 11.05 of the Base Indenture is replaced with the phrase “in trust for the benefit of, and, upon written request, shall be paid forthwith over and delivered to”;

(d) the phrase “permitted under this Indenture the principal amount of which is $35.0 million” in the definition of “Designated Senior Debt” in Section 1.01 of the Base Indenture is replaced with the phrase “(other than the 3.25% Debentures or any Guarantee thereof) the principal amount of which is $50.0 million”; and

(e) the phrase “one Business Day” in the first paragraph of Section 11.11 of the Base Indenture shall be replaced with the phrase “five (5) Business Days”.

For avoidance of doubt, each reference in the Indenture or the Notes to Article 11 of the Base Indenture shall, for purposes of the Notes, be deemed to be a reference to Article 11 of the Base Indenture as amended by this Article XI.

Article XII

Conversion of the Notes

12.01. Conversion Privilege.

(a) Subject to and upon compliance with this Article XII, a Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the principal amount of the portion to be converted is $2,000 or an integral multiple of $1,000 in excess thereof) of such Note into cash and, if applicable, shares of Common Stock in accordance with this Article XII.

(b) Notwithstanding anything to the contrary in the Indenture or the Notes, the Notes shall not be convertible pursuant to this Article XII except as follows:

(i) prior to December 15, 2023, the Notes may be converted on any date during any calendar quarter beginning after March 31, 2011 (and only during such calendar quarter), if the Closing Sale Price per share of Common Stock was more than one hundred and thirty percent (130%) of the then current Conversion Price for at least twenty (20) Trading Days in the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the previous calendar quarter;

(ii) the Notes may be converted at any time on or after December 15, 2023;

(iii) a Note that is called for Redemption may be converted at any time on or after the date the notice of Redemption is mailed pursuant to Section 3.03 of the Base Indenture and Section 3.02 hereof until the close of business on the Business Day prior to the applicable Redemption Date;

(iv) if the Company distributes, to all holders of Common Stock, rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period expiring not more than sixty (60) calendar days following the record date for such distribution, shares of Common Stock at a price per share less than the average Closing Sale Price per share of Common Stock for the ten (10) consecutive Trading Days immediately preceding the announcement date for such distribution, then the Notes may be converted at any time from and including the date the Company provides notice of such distribution pursuant to Section 12.01(c) until the earlier of (A) 5:00 p.m., New York City time, on the Business Day preceding the Ex-Date for such distribution and (B) any announcement by the Company that such distribution will not take place;

(v) if the Company distributes, to all holders of Common Stock, cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a rights plan), which distribution has a value per share of Common Stock exceeding ten percent (10%) of the Closing Sale Price per share of Common Stock on the Trading Day preceding the announcement date for such distribution, then the Notes may be converted at any time from and including the date the Company provides notice of such distribution pursuant to Section 12.01(c) until the earlier of (A) 5:00 p.m., New York City time, on the Business Day preceding the Ex-Date for such distribution and (B) any announcement by the Company that such distribution will not take place

(vi) if:

(A) the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of the Company’s property and assets;

(B) such consolidation, merger, binding share exchange, sale or conveyance does not constitute a Fundamental Change; and

(C) pursuant to such consolidation, merger, binding share exchange, sale or conveyance, the Common Stock would be converted into cash, securities or other property,

then the Notes may be converted at any time during the period that begins fifteen (15) calendar days prior to the date announced by the Company as the anticipated effective date of such consolidation, merger, binding share exchange, sale or conveyance and that ends on, and includes, the date that is fifteen (15) calendar days after the date that is the actual effective date of such consolidation, merger, binding share exchange, sale or conveyance;

(vii) if a transaction described under clauses (1), (4) or (5) of the definition of Fundamental Change in Section 1.01 occurs, then the Notes may be converted at any time during the period that begins on the Business Day following the effective date of such Fundamental Change and that ends at 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Repurchase Date relating to such Fundamental Change;

(viii) the Notes may be converted during the five (5) consecutive Business Day period following any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”), if, on each Trading Day during such Note Measurement Period, the Trading Price of the Notes (expressed as an amount per $1,000 principal amount of Notes) on such Trading Day, as determined following a request by a Holder in accordance with Section 12.01(d), was less than ninety eight percent (98%) of the product of (A) the Closing Sale Price per share of Common Stock on such Trading Day and (B) the Conversion Rate in effect on such Trading Day (the condition set forth in this clause (viii) is herein referred to as the “Trading Price Condition”);

provided, however, that (x) in no event shall the Notes be convertible at or after the close of business on the Business Day immediately preceding the Maturity Date; (y) in no event shall the Notes that have been previously redeemed, repurchased or converted be thereafter converted; and (z) a Note in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 4.01(c), and, unless such Fundamental Change Repurchase Notice has been so validly withdrawn or the Company defaults in the payment of the Fundamental Change Repurchase Price, the conversion right with respect to such Note will expire at 5:00 p.m., New York City time, on the Business Day preceding the related Fundamental Change Repurchase Date.

(c) At least thirty (30) calendar days prior to the Ex-Date of a distribution by the Company referred to in Section 12.01(b)(iv) or Section 12.01(b)(v), the Company will provide notice to Holders of such distribution.  If a transaction described under clauses (1), (4) or (5) of the definition of Fundamental Change in Section 1.01 occurs, then the Company will notify Holders of the anticipated effective date of such Fundamental Change at least ten (10) calendar days prior to such date.

(d) The Company shall have no obligation to determine the Trading Price of the Notes unless a Holder requests in writing that the Company do so, but if a Holder provides such a written request to the Company, then the Company will determine the Trading Price of the Notes on the Trading Day immediately following the date the Company receives such written request and on each subsequent Trading Day until the Trading Price Condition is no longer satisfied.

12.02. Conversion Procedure; Settlement Upon Conversion; Fractional Shares.

(a) To convert a Note, the Holder thereof must (i) complete, manually sign and deliver to the Conversion Agent the conversion notice on the back of such Note (or a facsimile of such conversion notice); (ii) surrender such Note (together with appropriate endorsements and transfer documents) to the Conversion Agent; and (iii) if applicable, deliver to the Conversion Agent any funds, taxes or duties required to be delivered pursuant to Section 12.02(f) or Section 12.02(h); provided, however, that if such Note is held in the form of a Global Security, then (x) in lieu of manually signing and delivering such conversion notice (or facsimile thereof), such Holder must deliver to Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program; and (y) such surrender of such Note pursuant to clause (ii) shall be made by book-entry transfer through the Depositary.  Subject to Section 12.02(e), such Note will be deemed to have been converted as of 5:00 p.m., New York City time, on the date (such date, the “Conversion Date”) that all the conditions of the immediately preceding sentence have been satisfied.

(b) If any Note is surrendered for partial conversion, then the Company will execute and the Trustee will authenticate and deliver to or upon the written order of the Holder of such Note, without charge to such Holder (subject to Section 12.02(h)), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of such surrendered Note.

(c) Subject to Section 12.04, upon conversion of a Note in accordance with this Article XII, the Company will deliver, on (subject to Section 12.03(c) and Section 12.03(e)) the fifth (5th) Business Day immediately following the last day of the Cash Settlement Averaging Period applicable to such conversion, to the Holder of such Note, consideration, per $1,000 principal amount of such Note that is subject to such conversion, consisting of (i) cash in an amount equal to the sum of the Daily Cash Settlement Amounts for each Trading Day in such Cash Settlement Averaging Period (the amount of cash deliverable upon such conversion pursuant to this clause (i), subject to the provisos to this sentence, the “Aggregate Cash Settlement Amount”); and (ii) a number of shares of Common Stock, if any, equal to the sum of the Daily Net Shares for each Trading Day in such Cash Settlement Averaging Period (the number of shares of Common Stock deliverable upon such conversion pursuant to this clause (ii), subject to the provisos to this sentence, the “Aggregate Net Shares”); provided, however, that the Company will not issue fractional shares of Common Stock and will instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price per share of Common Stock on the last Trading Day of such Cash Settlement Averaging Period; provided, further, that if, and only if, delivery of the Aggregate Net Shares upon settlement of such conversion would not be permissible under the listing standards of the New York Stock Exchange without the Company first having obtained stockholder approval in accordance with such listing standards, and the Company has not theretofore obtained such stockholder approval, then, with respect to such conversion, the Company may, on any one or more Trading Days during such Cash Settlement Averaging Period, reduce the number of Daily Net Shares applicable to such Trading Day(s) to the extent, and only to the extent, necessary so that the number of Aggregate Net Shares required to be delivered upon settlement of such conversion pursuant to this Section 12.02(c) does not exceed the maximum amount permitted to be delivered pursuant to such listing standards, provided that, for each one (1) share (or fraction thereof) of Common Stock the Company deducts from the Daily Net Shares of a Trading Day pursuant to this proviso, the Company shall increase the Daily Cash Settlement Amount for such Trading Day by an amount equal to the Daily VWAP on such Trading Day (or, in the case a fraction of a share was so deducted, an amount equal to the product of such fraction and the Daily VWAP on such Trading Day).

(d) If a Holder converts more than one Note at the same time, then the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all such Notes converted at the same time by such Holder.

(e) At and after the close of business on the last Trading Day of the Cash Settlement Averaging Period applicable to a Note to be converted, the Person in whose name any certificate (or electronic entry or other notation) representing Aggregate Net Shares, if any, is to be registered shall be treated as a stockholder of record of such Aggregate Net Shares.  On and after the Conversion Date of a Note to be converted, all rights of the Holder of such Note will terminate, other than the right to receive the consideration deliverable upon such conversion in accordance with the Indenture.

(f) If the Conversion Date of a Note to be converted occurs after a Regular Record Date but prior to the corresponding Interest Payment Date, then, notwithstanding such conversion and notwithstanding anything to the contrary in the Indenture or the Notes, the interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Note at the close of business on such Regular Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by cash payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on such Note, except that no such payment shall be required if either (i) such Note was called for Redemption and the related Redemption Date is after such Regular Record Date and on or before such Interest Payment Date; (ii) the Company has designated a Fundamental Change Repurchase Date pursuant to Section 4.02(c) that is after such Regular Record Date and on or before such Interest Payment Date; or (iii) such Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date; provided, further, that in no event shall such Holder be required to pay any overdue interest pursuant to this Section 12.02(f).  Except as provided in this Section 12.02(f), upon conversion of a Note, the Holder of such Note will not be entitled to receive any separate cash payment of accrued and unpaid interest on such Note, and unpaid interest that has accrued to the Conversion Date of such Note shall be deemed to be paid in full with the Conversion Consideration delivered upon such conversion rather than cancelled, extinguished or forfeited.

(g) From and after the Conversion Date of a Note, (i) such Note shall cease to be outstanding and, except as provided in Section 12.02(f), interest will cease to accrue on such Note; and (ii) all rights of the Holders of such Notes with respect thereto will terminate, other than the right to receive the Conversion Consideration therefor in accordance with the Indenture, in each case unless the Company defaults in delivering such Conversion Consideration in accordance with the Indenture.

(h) The Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon any conversion of any Note; provided, however, that the Holder of such Note shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name.  The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

(i) If the Conversion Rate is adjusted pursuant to this Article XII, then the Company will (i) issue a press release through Business Wire setting forth the new Conversion Rate and its effective date and make such information available on its website or through another public medium as the Company may use at that time; and (ii) provide the Trustee with an Officers’ Certificate setting forth the new Conversion Rate and its effective date.

(j) The Company will maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”).  The Company may appoint or change one or more co-Conversion Agents without notice and may act in any such capacity on its own behalf.  The term “Conversion Agent” includes any additional co-Conversion Agent.  The Company hereby elects the Trustee as the initial Conversion Agent.

12.03. Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, then the Conversion Rate will be adjusted based on the following formula:

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

(b) Subject to Section 12.03(i), if the Company distributes to all or substantially all holders of Common Stock any rights or warrants entitling them to purchase, for a period of sixty (60) calendar days following the record date for such distribution, shares of Common Stock at a price per share less than the average Closing Sale Price per share of Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, then the Conversion Rate will be increased based on the following formula;

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Date.

For the purposes of this Section 12.03(b), in determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the average Closing Sale Price per share of Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

(c) Subject to Section 12.03(i), if the Company distribute shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock, excluding:

(i) dividends or distributions as to which adjustment is required to be effected pursuant to Section 12.03(a) or Section 12.03(b);

(ii) the initial distribution of rights issued pursuant to a stockholder rights plan, provided that such rights plan provides for the issuance of such rights with respect to Common Stock issued upon conversion of the Notes;

(iii) dividends or distributions paid exclusively in cash; and

(iv) spin-offs described below in the third paragraph of this Section 12.03(c),

then the Conversion Rate will be adjusted based on the following formula:

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date;

SP0	=
the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Date; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock as of the open of business on such Ex-Date.

If the Board of Directors determines the FMV by reference to the actual or when-issued trading market for any securities, then, in doing so, it must consider the prices in such market over the same period used in computing SP0.  Notwithstanding the foregoing, if FMV is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, on the date on which such Capital Stock, evidences of Indebtedness, assets or property are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of such Capital Stock, evidences of Indebtedness, assets or property that a person who was a holder of record, on the record date for such distribution, of a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Date would have been entitled to receive pursuant to such distribution.

With respect to an adjustment pursuant to this Section 12.03(c) where there has been a payment of a dividend or other distribution on Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit, of the Company, which shares or equity interest is listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such Spin-Off;

CR1	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one (1) share of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the third (3rd) Trading Day after such Ex-Date (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate pursuant to the immediately preceding formula will be made immediately after the open of business on the day after the last day of the applicable Valuation Period, but will be given effect immediately prior to the open of business on the Ex-Date for the applicable Spin-Off.  Notwithstanding anything to the contrary in the Indenture or the Notes, if the final Trading Day of the Cash Settlement Averaging Period applicable to the conversion of any Note occurs on or after the Ex-Date for the Spin-Off and on or before the last Trading Day of the applicable Valuation Period, then the Company shall deliver the Conversion Consideration for such conversion on the third (3rd) Business Day immediately following the last Trading Day of such Valuation Period.

(d) If the Company pays any cash dividends or distributions paid exclusively in cash to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a Conversion Right Adjustment Event), then the Conversion Rate will be increased based on the following formula:

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding such Ex-Date;

SP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Date;

DTA	= the Dividend Threshold Amount; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock pursuant to such dividend or distribution;

provided, however, that if C is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, on the date on which such cash dividend or distribution is distributed to holders of Common Stock and upon the same terms as such holders, for each $1,000 principal amount of Notes, the amount of cash a person who was a holder of record, on the record date for such dividend or distribution, of a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Date would have been entitled to receive pursuant to such dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, where the cash and value (as determined by the Board of Directors) of any other consideration included in the payment per share of Common Stock pursuant to such tender offer or exchange offer exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then the Conversion Rate will be increased based on the following formula:

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day immediately following the Expiration Date;

CR0	=	the conversion rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

AC	=
the aggregate of the cash and value of all other consideration (as determined by the Board of Directors) paid or payable for all shares of Common Stock purchased in such tender offer or exchange offer;

SP1	=
the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date;

OS1	=
the number of shares of Common Stock outstanding immediately after the close of business on the Expiration Date (excluding shares validly tendered and accepted for payment pursuant to such tender offer or exchange offer); and

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer).

The adjustment to the Conversion Rate pursuant to the immediately preceding formula will be made immediately prior to the open of business on the day after the last day of the applicable Averaging Period, but will be given effect immediately prior to the open of business on the Trading Day immediately following the Expiration Date.  Notwithstanding anything to the contrary in the Indenture or the Notes, (i) if the final Trading Day of the Cash Settlement Averaging Period applicable to the conversion of any Note occurs on or after the Trading Day immediately following the Expiration Date and on or before the last Trading Day of the applicable Averaging Period, then the Company shall deliver the Conversion Consideration for such conversion on the third (3rd) Business Day immediately following the last Trading Day of such Averaging Period; (ii) if the Company, or any of its Subsidiaries, is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender offer or exchange offer had not been made; and (iii) in no event shall an adjustment be made pursuant to this Section 12.03(e) if such adjustment would result in a reduction to the Conversion Rate.

(f) If a Non-Stock Change of Control occurs and the Conversion Agent receives a conversion notice to convert a Note (whether physically or, if such Note is held in the form of a Global Security, through the Depositary’s conversion program) during the period (the “Non-Stock Change of Control Period”) after the effective date of such Non-Stock Change of Control and before 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Non-Stock Change of Control (in such case, such Note will be deemed to have been converted “in connection with” such Non-Stock Change of Control), then the Conversion Rate applicable to such conversion shall be increased to an amount equal to the Conversion Rate that would, but for this Section 12.03(f), otherwise apply to such Note pursuant to this Article XII, plus an amount equal to the Non-Stock Change of Control Applicable Increase.

As used herein, “Non-Stock Change of Control Applicable Increase” means, with respect to a Non-Stock Change of Control, the amount, set forth in the following table, which corresponds to the effective date of such Non-Stock Change of Control (the “Effective Date”) and the Stock Price of such Non-Stock Change of Control:

	Stock Price
Effective Date	$22.22	$25.00	$27.50	$30.00	$32.93	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00	$100.00
12/07/2010	8.5636	7.0803	6.0207	5.1805	4.3975	3.9425	3.0819	2.4545	1.9805	1.6120	1.3195	1.0834	0.8904	0.5986	0.3949	0.2508
12/15/2011	8.5636	6.5250	5.5195	4.7285	3.9968	3.5741	2.7806	2.2069	1.7757	1.4420	1.1777	0.9647	0.7908	0.5284	0.3455	0.2168
12/15/2012	8.5636	5.9695	5.0133	4.2687	3.5870	3.1966	2.4710	1.9522	1.5654	1.2675	1.0323	0.8432	0.6890	0.4565	0.2948	0.1815
12/15/2013	8.5636	5.4291	4.5132	3.8098	3.1748	2.8157	2.1576	1.6951	1.3541	1.0933	0.8883	0.7237	0.5897	0.3873	0.2468	0.1485
12/15/2014	8.5636	4.9134	4.0225	3.3511	2.7573	2.4277	1.8369	1.4324	1.1396	0.9182	0.7449	0.6061	0.4930	0.3218	0.2024	0.1190
12/15/2015	8.5636	4.4187	3.5301	2.8774	2.3172	2.0150	1.4928	1.1512	0.9117	0.7338	0.5958	0.4854	0.3951	0.2574	0.1603	0.0919
12/15/2016	8.5636	3.9204	3.0010	2.3485	1.8137	1.5389	1.0943	0.8279	0.6524	0.5264	0.4297	0.3523	0.2882	0.1889	0.1171	0.0657
12/15/2017	8.5636	3.5591	2.3884	1.6976	1.1754	0.9332	0.5976	0.4368	0.3447	0.2817	0.2334	0.1938	0.1603	0.1066	0.0660	0.0356
12/15/2018	8.5636	3.5591	1.7716	0.7833	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2019	8.5636	3.5591	1.8353	0.8097	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2020	8.5636	3.5591	1.9172	0.8435	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2021	8.5636	3.5591	1.9970	0.8758	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2022	8.5636	3.7203	2.0905	0.9131	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2023	8.5636	3.9121	2.1702	0.9400	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2024	8.5636	3.9502	2.0863	0.8722	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
12/15/2025	8.5636	3.5591	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the Stock Price of such Non-Stock Change of Control is between two (2) dollar amounts set forth in the table above in the row immediately below the title “Stock Price” or the Effective Date of such Non-Stock Change of Control is between two (2) dates set forth in the table above in the column titled “Effective Date,” then the Non-Stock Change of Control Applicable Increase will be determined by straight-line interpolation between the Non-Stock Change of Control Applicable Increases set forth for the higher and lower dollar amounts and such two dates, as applicable, based on a 360-day year;

(ii) if the Stock Price of such Non-Stock Change of Control is greater than one hundred dollars ($100.00) (as such dollar amount may be adjusted pursuant to clause (iii) below), or if the Stock Price of such Non-Stock Change of Control is less than twenty two dollars and twenty two cents ($22.22) (as such dollar amount may be adjusted pursuant to clause (iii) below), then the Non-Stock Change of Control Applicable Increase is equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article XII (other than solely pursuant to this Section 12.03(f)), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each dollar amount set forth in the table above in the row immediately below the title “Stock Price” shall be deemed to be adjusted so that such dollar amount, at and after such time, shall be equal to the product of (1) such dollar amount as in effect immediately before such adjustment to such dollar amount and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article XII, immediately after such adjustment to the Conversion Rate; and (B) each Non-Stock Change of Control Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Non-Stock Change of Control Applicable Increase, at and after such time, shall be equal to the product of (1) such Non-Stock Change of Control Applicable Increase as in effect immediately before such adjustment to such Non-Stock Change of Control Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this Article XII, immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate; and

(iv) in no event shall the Conversion Rate applicable to any Note be increased pursuant to this Section 12.03(f) to the extent, but only to the extent, such increase shall cause the number of shares of Common Stock to be issuable upon conversion of such Note to exceed 45.0045 shares per $1,000 principal amount of such Note (such amount to be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article XII, other than solely pursuant to this Section 12.03(f)).

As used herein, “Stock Price” has the following meaning with respect to a Non-Stock Change of Control: (i) if holders of Common Stock receive only cash in such Non-Stock Change of Control, then the Stock Price will be the cash amount paid per share in such Non-Stock Change of Control; and (ii) in all other cases, the Stock Price will be the average of the Last Reported Sale Prices per share of Common Stock during the five (5) Trading Days immediately preceding the Effective Date of such Non-Stock Change Of Control.

The Company shall notify Holders and the Trustee of the anticipated effective date of any Fundamental Change at least twenty (20) calendar days prior to such date.

(g) The Company may, in its sole discretion, from time to time and to the extent permitted by law and any applicable listing standards of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed, increase the Conversion Rate by any amount for a period of at least twenty (20) calendar days or such longer period as may be required by law, in which case (i) such Conversion Rate increase will be irrevocable during such period; and (ii) the Company will give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Notes at least fifteen (15) days prior to the date on which such increase commences.  In addition, the Company may, in its sole discretion, from time to time and to the extent permitted by law and any applicable listing standards of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed, increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(h) Notwithstanding anything to the contrary in the Indenture or the Notes:

(i) if any dividend or distribution is declared but not paid, then no adjustment to the Conversion Rate shall be made on account of such dividend, distribution or declaration;

(ii) if:

(A) any rights, options or warrants are issued by the Company;

(B) the Conversion Rate is adjusted pursuant to this Article XII in connection with such issuance (or the declaration of the dividend or distribution of such issuance); and

(C) any of such rights, options or warrants are not exercised prior to their expiration or termination,

then the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had such adjustment made in connection with such issuance (or the declaration of the dividend or distribution of such issuance) been made on the basis of the delivery of only the consideration actually delivered upon the exercise of such rights, options or warrants that were actually exercised prior to their expiration or termination;

(iii) no adjustment to the Conversion Rate need be made pursuant to this Section 12.03 for any transaction if Holders participate, as a result of holding Notes, in such transaction without having to convert such Notes, as if each Holder held a number of shares of Common Stock equal to the product of the principal amount of Notes held by such Holder (expressed in thousands) and the Conversion Rate then in effect;

(iv) if any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with this Section 12.03 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in this Section 12.03 until the earliest of such triggering events occurs;

(v) the Company will not be required to give effect to any adjustment to the Conversion Rate unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate; provided, however, that each such adjustment that is not given effect shall (A) be carried forward and taken into account in any subsequent adjustment to the Conversion Adjustment; and (B) unless such adjustment has therefore already been given effect, be given effect (I) five (5) Business Days prior to the Stated Maturity of the principal of the Notes (whether at the Maturity Date or otherwise); and (2) prior to each Redemption Date or Fundamental Change Repurchase Date; and

(vi) the Conversion Rate will not be adjusted for the following:

(A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional option amounts in shares of Common Stock under any plan;

(B) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) and outstanding as of the Issue Date;

(D) any change in the par value of the Common Stock; or

(E) accrued and unpaid interest.

(i) Upon conversion of any Note, the Company shall make provision for the Holder of such Note, to the extent such Holder is to receive any shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable hereunder upon such conversion, the rights described in each shareholders’ rights plan of the Company, if any, in effect at the time such Conversion Consideration is delivered in accordance herewith, unless such rights have separated from the Common Stock at such time, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 12.03(c) (subject to the other provisions of this Article XII, including, without limitation, Section 12.03(h)(ii)).  So long as the Company complies with this Section 12.03(i), no adjustment to the Conversion Rate pursuant to Section 12.03(b) or Section 12.03(c) shall be made upon the issuance of any rights pursuant to any such shareholders’ rights plan, unless such rights have separated from the Common Stock.

(j) Except as specifically provided in this Article XII, the Conversion Rate will not be adjusted for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or carrying the right to purchase any of the foregoing.  Except as specifically provided in the Indenture or the Notes, the Company is not required to make any payment or other adjustment for dividends on any shares of Common Stock issued upon conversion of the Notes.

(k) All calculations under this Article XII shall be made to the nearest cent or to the nearest one-ten-thousandth (1/10,000) of a share, as the case may be.

12.04. Effect of Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events. If the Company (whether in one transaction or a series of related transactions):

(a) reclassifies or changes the outstanding Common Stock (other than changes resulting from a subdivision or combination or a change in par value, or from par value to no par value or from no par value to par value); or

(b) is party to a consolidation, merger or similar transaction or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to another person, and, in each case, as a result of such reclassification, change, consolidation, merger, transaction, sale, lease, transfer, conveyance or disposition, the holders of Common Stock receive stock, other securities or other property or assets (including, without limitation cash), or any combination thereof, with respect to or in exchange for their Common Stock (such a reclassification, change, consolidation, merger, transaction, sale, lease, transfer, conveyance or disposition, a “Conversion Right Adjustment Event”), then the Company or the successor or purchasing Person in such Conversion Right Adjustment Event, as the case may be, shall, as a condition precedent to such Conversion Right Adjustment Event (and, in the event such successor or purchasing Person is not the Company, the Company shall cause such successor or purchasing Person to) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such Conversion Right Adjustment Event, the Holder of each Note then outstanding shall have the right to convert such Note (if otherwise convertible pursuant to this Article XII, including, without limitation, Section 12.01(b)) into the kind and amount of stock, other securities or other property or assets (including, without limitation cash), or any combination thereof (collectively, “Reference Property”), receivable upon such Conversion Right Adjustment Event by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand dollars ($1,000) and whose numerator is the product of the principal amount of such Note and the Conversion Rate in effect immediately prior to the effective date of such Conversion Right Adjustment Event (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such Conversion Right Adjustment Event, that such Holder shall have made the Collective Election with respect to such election); provided, however, that at and after the effective time of such Conversion Right Adjustment Event, the Aggregate Cash Settlement Amount payable hereunder upon conversion of such Note shall continue to be payable in cash and the Daily Conversion Value and Daily Net Shares shall be calculated based on the volume-weighted average price (or, if such price is not available, the fair value) of the Reference Property instead of the Daily VWAP per share of Common Stock; provided further, that if the Reference Property consists solely of cash and such effective time shall occur on or before the fifth (5th) Business Day after the last Trading Day in the Cash Settlement Averaging Period applicable to the conversion of a Note, then the Conversion Consideration shall be paid by the Company no later than the fifth (5th) Business Day after the later of the Conversion Date for such conversion and such effective date.  The supplemental indenture referred to in the first sentence of this Section 12.04 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XII.  For avoidance of doubt, if a Conversion Right Adjustment Event also constitutes a Non-Stock Change of Control, then each conversion of a Note for which the Conversion Agent receives the relate conversion notice (whether physically or, if such Note is held in the form of a Global Security, through the Depositary’s conversion program) during the applicable Non-Stock Change of Control Period shall be entitled to an increased Conversion Rate pursuant to, and subject to the conditions of, Section 12.03(f).  If such successor or purchasing Person is not the Company, then such supplemental indenture shall provide for the assumption, by such successor or purchasing Person, of the Company’s obligations under the Indenture and the Notes.  If, in the case of any such Conversion Right Adjustment Event, the stock, other securities or other property or assets (including, without limitation cash), or any combination thereof, receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such Conversion Right Adjustment Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing.  The provisions of this Section 12.04 shall similarly apply to successive Conversion Right Adjustment Events.  The Company shall not enter into any Conversion Right Adjustment Event unless the terms of such Conversion Right Adjustment Event are consistent with this Section 12.04.

If the Company executes a supplemental indenture pursuant to this Section 12.04, then the Company will promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind and amount of Reference Property receivable by Holders upon the conversion of their Notes after any such Conversion Right Adjustment Event and any adjustment to be made with respect thereto.

12.05. Proportional Adjustments to Account for Certain Events.  Whenever any provision of the Indenture requires the Company to calculate Last Reported Sale Prices, Closing Sale Prices or Daily VWAPs over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such prices are to be calculated.

12.06. Company to Reserve Stock; Status of Common Stock Issued upon Conversion.  The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes.  All shares of Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim created by the Company.

12.07. Trustee’s Disclaimer.  The Trustee has no duty to determine when an adjustment to the Conversion Rate under this Article XII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.02(i).  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article XII.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.04, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.04.

Article XIII

Tax Treatment

13.01. Tax Treatment.  The Company agrees, and by purchasing a beneficial ownership interest in the Notes each Holder, and any individual or entity that acquires a direct or indirect beneficial interest in the Notes, will be deemed to have agreed:

(a) for U.S. federal income tax purposes, to treat the Notes as indebtedness of the Company that is subject to U.S. Treasury Regulations Section 1.1275-4 (the “Contingent Payment Regulations”);

(b) for purposes of the Contingent Payment Regulations, to treat the fair market value of any shares of Common Stock and cash beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment;

(c) to be bound by the Company’s determination that the Notes are contingent payment debt instruments subject to the “noncontingent bond method” within the meaning of the Contingent Payment Regulations;

(d) to accrue original issue discount at the comparable yield as determined by the Company; and

(e) to be bound by the Company’s projected payment schedule with respect to the Notes.

13.02. Comparable Yield and Projected Payment Schedule.  Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Notes:

(a) for U.S. federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b), using a comparable yield of eight and one quarter percent (8.25%), compounded semi-annually, and the projected payment schedule as determined by the Company; and

(b) the Company acknowledges and agrees, and each Holder and any beneficial owner of a Note, by its purchase of a Note, shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Notes; and (B) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the future stock price or the actual amounts payable on the Notes.

Holders that wish to obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule may do so by submitting a written request to the Company (to the attention of the Treasurer) at the address set forth in Section 14.02 of the Base Indenture.

Article XIV

Miscellaneous

14.01. Calculations in Respect of the Notes.  Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations with respect to the Notes called for under the Indenture and the Notes.  The Company or its agents will make all such calculations in good faith, and, absent manifest error, such calculations will be final and binding on Holders.  The Company will provide a schedule of such calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will forward such calculations to any Holder upon the request of such Holder.

14.02. Scope of this Seventh Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Seventh Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that have been or will be issued by the Company under the Base Indenture.

14.03. Ratification of the Base Indenture.  The Base Indenture, as supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall, for purposes of the Notes, be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

14.04. Trustee Not Responsible for Recitals.  The recitals therein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of the Base Indenture or this Seventh Supplemental Indenture.

14.05. Separability.  In case any one or more of the provisions contained in the Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or the Notes, but the Indenture and the Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained in the Indenture or the Notes, as the case may be.

14.06. Counterparts.  This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

14.07. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction of the Indenture or the Notes.

14.08. Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SEVENTH SUPPLEMENTAL INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

In Witness Whereof, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

Omnicare, Inc.

By:	/s/ John L. Workman
Name: John L. Workman
Title: Executive Vice President and Chief Financial Officer

U.S. Bank National Association, as Trustee

By:	/s/ Wm. Bryan Echols
Name: Wm. Bryan Echols
Title: Wm. Bryan Echols

[Guarantor Signatures Begin on Following Page]

On Behalf of:

3096479 DELAWARE COMPANY, LLC
ACCU-MED SERVICES LLC
ACCU-MED SERVICES OF WASHINGTON LLC
AMBLER ACQUISITION COMPANY LLC
AMC-NEW YORK, INC.
AMC-TENNESSEE, INC.
BACH’S PHARMACY SERVICES, LLC
BADGER ACQUISITION OF OHIO LLC
BIO-PHARM INTERNATIONAL, INC.
BPNY ACQUISITION CORP.
BPTX ACQUISITION CORP.
CAMPO’S MEDICAL PHARMACY, INC.
CARE PHARMACEUTICAL SERVICES, LP
CHP ACQUISITION CORP.
CIP ACQUISITION CORP.
CLINIMETRICS RESEARCH ASSOCIATES, INC.
COMPSCRIPT-BOCA LLC
COMPSCRIPT - MOBILE, INC.
CP ACQUISITION CORP.
CTLP ACQUISITION LLC
DIXON PHARMACY LLC
ENLOE DRUGS LLC
EURO BIO-PHARM CLINICAL SERVICES, INC.
THE HARDARDT GROUP, INC.
HIGHLAND WHOLESALE LLC
HMIS, INC.
HOME PHARMACY SERVICES LLC
HYTREE PHARMACY, INC.
JHC ACQUISITION LLC
LPA ACQUISITION COMPANY, LLC
LPI ACQUISITION CORP.
MANAGED HEALTHCARE, INC.
MANAGEMENT & NETWORK SERVICES, INC.
MED WORLD ACQUISITION CORP.
MEDICAL ARTS HEALTH CARE, INC.
MEDICAL SERVICES CONSORTIUM, INC.
MHHP ACQUISITION COMPANY LLC
MOSI ACQUISITION CORP.
NATIONAL CARE FOR SENIORS LLC
NCIA ACQUISITION COMPANY, LLC
NCS HEALTHCARE OF ARIZONA, INC.
NCS HEALTHCARE OF ARKANSAS, INC.
NCS HEALTHCARE OF CONNECTICUT, INC.
NCS HEALTHCARE OF FLORIDA, INC.
NCS HEALTHCARE OF INDIANA LLC
NCS HEALTHCARE OF INDIANA, INC.
NCS HEALTHCARE OF MASSACHUSETTS, INC.
NCS HEALTHCARE OF MICHIGAN, INC.

NCS HEALTHCARE OF MINNESOTA, INC.
NCS HEALTHCARE OF MISSOURI, INC.
NCS HEALTHCARE OF MONTANA, INC.
NCS HEALTHCARE OF NEW HAMPSHIRE, INC.
NCS HEALTHCARE OF NEW JERSEY, INC.
NCS HEALTHCARE OF NEW MEXICO, INC.
NCS HEALTHCARE OF NORTH CAROLINA, INC.
NCS HEALTHCARE OF OKLAHOMA, INC.
NCS HEALTHCARE OF OREGON, INC.
NCS HEALTHCARE OF PENNSYLVANIA, INC.
NCS HEALTHCARE OF SOUTH CAROLINA, INC.
NCS HEALTHCARE OF TENNESSEE, INC.
NCS HEALTHCARE OF TEXAS, INC.
NCS HEALTHCARE OF VERMONT, INC.
NCS OF ILLINOIS, INC.
NCS SERVICES, INC.
NGC ACQUISITION COMPANY LLC
NIHAN & MARTIN LLC
NIV ACQUISITION LLC
OMNIBILL SERVICES LLC
OMNICARE CANADIAN HOLDINGS, INC.
OMNICARE CLINICAL RESEARCH, INC.
OMNICARE CLINICAL RESEARCH, LLC
OMNICARE CR INC.
OMNICARE DISTRIBUTION CENTER LLC
OMNICARE EXTENDED PHARMA SERVICES, LLC
OMNICARE HEADQUARTERS LLC
OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC
OMNICARE MANAGEMENT COMPANY
OMNICARE OF NEVADA LLC
OMNICARE PENNSYLVANIA MED SUPPLY, LLC
OMNICARE PHARMACIES OF MAINE HOLDING COMPANY
OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC
OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY
OMNICARE PHARMACY OF FLORIDA, LP
OMNICARE PHARMACY OF INDIANA, LLC
OMNICARE PHARMACY OF MAINE LLC
OMNICARE PHARMACY OF NEBRASKA LLC
OMNICARE PHARMACY OF NORTH CAROLINA, LLC
OMNICARE PHARMACY OF PUEBLO, LLC
OMNICARE PHARMACY OF SOUTH DAKOTA LLC
OMNICARE PHARMACY OF TEXAS 1, LP
OMNICARE PHARMACY OF TEXAS 2, LP
OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.
OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.
OMNICARE PURCHASING COMPANY LP
OMNICARE RESPIRATORY SERVICES, LLC
PBM-PLUS, INC.
PCI ACQUISITION, LLC
PHARMACON CORP.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.
PHARMACY CONSULTANTS, INC.
PHARMACY HOLDING #1, LLC
PHARMACY HOLDING #2, LLC
PHARM-CORP OF MAINE LLC
PHARMED HOLDINGS, INC.
PP ACQUISITION COMPANY, LLC
PPS ACQUISITION COMPANY, LLC
PSI ARKANSAS ACQUISITION, LLC
RESCOT SYSTEMS GROUP, INC.
ROYAL CARE OF MICHIGAN LLC
SHC ACQUISITION CO, LLC
SHORE PHARMACEUTICAL PROVIDERS, INC.
SOUTHSIDE APOTHECARY, INC.
SPECIALIZED HOME INFUSION OF MICHIGAN LLC
SPECIALIZED PATIENT CARE SERVICES, INC.
STERLING HEALTHCARE SERVICES, INC.
SUPERIOR CARE PHARMACY, INC.
SWISH, INC.
TCPI ACQUISITION CORP.
THG ACQUISITION CORP.
THREE FORKS APOTHECARY, INC.
UC ACQUISITION CORP.
UNI-CARE HEALTH SERVICES OF MAINE, INC.
VALUE PHARMACY, INC.
VAPS ACQUISITION COMPANY, LLC
VITAL CARE  INFUSIONS,  INC.
WEBER MEDICAL SYSTEMS LLC
WILLIAMSON DRUG COMPANY, INCORPORATED
WINSLOW’S PHARMACY
ZS ACQUISITION COMPANY, LLC

            /s/ Bradley S. Abbott
Name: Bradley S. Abbott
Title:   Treasurer

On Behalf of:

ACCUMED, INC.
ADVANCED CARE SCRIPTS, INC.
ARLINGTON ACQUISITION I, INC.
BADGER ACQUISITION LLC
BADGER ACQUISITION OF BROOKSVILLE LLC
BADGER ACQUISITION OF KENTUCKY LLC
BADGER ACQUISITION OF MINNESOTA LLC
BADGER ACQUISITION OF ORLANDO LLC
BADGER ACQUISITION OF TAMPA LLC
BADGER ACQUISITION OF TEXAS LLC
BEST CARE HHC ACQUISITION COMPANY LLC
BEST CARE LTC ACQUISITION COMPANY LLC
CAPITOL HOME INFUSION, INC.
CARECARD, INC.
CARE4, LP
CONCORD PHARMACY SERVICES, INC.
CP SERVICES LLC
DELCO APOTHECARY, INC.
EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.
EXCELLERX, INC.
GENEVA SUB, INC.
HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.
IN-HOUSE PHARMACIES, INC.
LANGSAM HEALTH SERVICES, LLC
LCPS ACQUISITION LLC
LOBOS ACQUISITION OF ARIZONA, INC.
LOBOS ACQUISITION, LLC
NCS HEALTHCARE OF KENTUCKY, INC.
NCS HEALTHCARE OF WASHINGTON, INC.
NEIGHBORCARE HOLDINGS, INC.
NEIGHBORCARE-INFUSION SERVICES, INC.
NEIGHBORCARE OF CALIFORNIA, INC.
NEIGHBORCARE OF MARYLAND, LLC
NEIGHBORCARE OF NORTHERN CALIFORNIA, INC.
NEIGHBORCARE OF OKLAHOMA, INC.
NEIGHBORCARE PHARMACY SERVICES, INC.
NEIGHBORCARE REPACKAGING, INC.
NEIGHBORCARE SERVICES CORPORATION
NEIGHBORCARE, INC.
NEIGHBORCARE-MEDISCO, INC.
OMNICARE ESC LLC
OMNICARE HOLDING COMPANY
OMNICARE PHARMACY AND SUPPLY SERVICES, LLC
OMNICARE PHARMACY OF COLORADO LLC
OMNICARE PHARMACY OF TENNESSEE LLC
OMNICARE PROPERTY MANAGEMENT, LLC
PBM PLUS MAIL SERVICE PHARMACY, LLC
PHARMASOURCE HEALTHCARE, INC.

PMRP ACQUISITION COMPANY, LLC
PROFESSIONAL PHARMACY SERVICES, INC.
RXC ACQUISITION COMPANY
SUBURBAN MEDICAL SERVICES, LLC
THE TIDEWATER HEALTHCARE SHARED SERVICES GROUP, INC.

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

ASCO HEALTHCARE OF NEW ENGLAND, LIMITED PARTNERSHIP
ASCO HEALTHCARE OF NEW ENGLAND, LLC
COMPASS HEALTH SERVICES, LLC
ENCARE OF MASSACHUSETTS, LLC
INSTITUTIONAL HEALTH CARE SERVICES, LLC
MEDICAL SERVICES GROUP, LLC
NEIGHBORCARE PHARMACIES, LLC

ASCO Healthcare, LLC, as
sole member and general partner with respect to
Asco Healthcare of New England, Limited
Partnership

By: NeighborCare Pharmacy Services, Inc., as sole member

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

APS ACQUISITION LLC
ASCO HEALTHCARE, LLC
CIC SERVICES LLC
COMPSCRIPT, LLC
D&R PHARMACEUTICAL SERVICES, LLC
DP SERVICES LLC
EVERGREEN PHARMACEUTICAL, LLC
HOME CARE PHARMACY, LLC
INTERLOCK PHARMACY SYSTEMS, LLC
LO-MED PRESCRIPTION SERVICES, LLC
NCS HEALTHCARE OF IOWA, LLC
NCS HEALTHCARE OF KANSAS, LLC
NCS HEALTHCARE OF MARYLAND, LLC
NCS HEALTHCARE OF OHIO, LLC
NCS HEALTHCARE OF WISCONSIN, LLC
NEIGHBORCARE HOME MEDICAL EQUIPMENT LLC
NEIGHBORCARE-ORCA, LLC
NEIGHBORCARE OF OHIO, LLC
NORTH SHORE PHARMACY SERVICES, LLC
OCR-RA ACQUISITION, LLC
OMNICARE OF NEW YORK, LLC
OMNICARE PHARMACIES OF PENNSYLVANIA WEST, LLC
OMNICARE PHARMACY OF THE MIDWEST, LLC
ROESCHEN’S HEALTHCARE, LLC
SPECIALIZED PHARMACY SERVICES, LLC
VALUE HEALTH CARE SERVICES, LLC
NCS HEALTHCARE OF ILLINOIS, LLC
NCS HEALTHCARE OF RHODE ISLAND, LLC
WESTHAVEN SERVICES CO., LLC

NeighborCare Pharmacy Services, Inc., as sole member

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

ALCARITAS BIOPHARMA, INC.

Omnicare Clinical Research, Inc., as sole member

            /s/ Bradley S. Abbott
Name: Bradley S. Abbott
Title:   Treasurer

On Behalf of:

NCS HEALTHCARE, LLC

Omnicare Holding Company, as sole member

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

NEIGHBORCARE OF INDIANA, LLC
NEIGHBORCARE OF VIRGINIA, LLC
      NEIGHBORCARE OF WISCONSIN, LLC

Omnicare of New York, LLC, as sole member

By:	NeighborCare Pharmacy Services, Inc., as sole member

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

PRN PHARMACEUTICAL SERVICES, LP

Omnicare Indiana Partnership Holding Company LLC, as general partner

            /s/ Bradley S. Abbott
Name: Bradley S. Abbott
Title:   Treasurer

On Behalf of:

MAIN STREET PHARMACY, L.L.C.

Professional Pharmacy Services, Inc., as manager

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

THE MEDICINE CENTRE, LLC

ASCO Healthcare, LLC

By: NeighborCare Pharmacy Services, as sole member

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

CCRX OF FLORIDA, LLC

CCRX of Florida Holdings, Inc.

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

CCRX OF ILLINOIS, LLC

CCRX of Illinois Holdings, Inc.

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

CCRX OF NEW YORK, LLC

CCRX of New York Holdings, Inc.

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

On Behalf of:

APS PHARMACY SERVICES, INC.
CCRX HOLDINGS, INC.
CCRX OF FLORIDA HOLDINGS, INC.
CCRX OF ILLINOIS HOLDINGS, INC.
CCRX OF NEW YORK HOLDINGS, INC.
CCRX OF NORTH CAROLINA HOLDINGS, INC.
CCRX OF NORTH CAROLINA, INC.
CONTINUING CARE RX, INC.

            /s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title:   Treasurer

Exhibit A

[Face of Note]

[Insert the following Global Security Legend if applicable pursuant to the provisions of the Indenture] THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE DEFINED HEREIN) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE (AS DEFINED HEREIN) MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE; (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.08 OF THE BASE INDENTURE (AS DEFINED HEREIN); (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE BASE INDENTURE; AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF OMNICARE, INC.

CUSIP 681904 AN8

3.75% Convertible Senior Subordinated Notes Due 2025

No. [__]

Omnicare, Inc., a Delaware corporation, for value received, hereby promises to pay to [Cede & Co.], or its registered assigns, the principal sum of _____________________ dollars ($__________) on December 15, 2025 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates:	June 15 and December 15, commencing on June 15, 2011.

Record Dates:	June 1 and December 1.

In Witness Whereof, Omnicare, Inc. has caused this instrument to be duly signed.

Omnicare, inc.

By:

             __________________________________
Name:
Title:

            __________________________________
Name:
Title:

Dated: ________________

[Trustee’s Certificate of Authentication Follows]

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:  __________________________________
       Authorized Signatory

[Back of Note]

3.75% Convertible Senior Subordinated Notes Due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

1.           Interest.

Omnicare, Inc., a Delaware corporation (herein the “Company,” which term includes any successor Person under the Indenture), for value received, hereby promises to pay interest on this Note, semi-annually in arrears at a rate per annum equal to three and three quarters percent (3.75%), on June 15 and December 15 of each year (each such date, an “Interest Payment Date”), with the first payment to be made on June 15, 2011, to holders of record at 5:00 p.m., New York City time, on the immediately preceding June 1 and December 1, respectively (each such date, the “Regular Record Date,” and the Interest Payment Date immediately following each Regular Record Date shall be deemed to be the Interest Payment Date that “corresponds” to such Regular Record Date), in each case except as provided in Sections 3.01, 2.06(a), and 4.01(a) of the Seventh Supplemental Indenture (as defined below).  Interest on the Notes will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, December 7, 2010, in each case to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  On the Maturity Date, the Company will pay accrued and unpaid interest on each Note to the Person to whom the Company pays the principal amount of such Note, instead of to the Holder on the preceding Regular Record Date.

In addition to the foregoing, if the Contingent Interest Trading Price of the Notes for each of the five (5) consecutive Trading Day period (the “Contingent Interest Measurement Period”) ending on, and including, the second (2nd) Trading Day immediately preceding the first day of any six (6) month period (each such period, a “Contingent Interest Period”) from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date, commencing with the six (6) month period beginning on, and including, December 15, 2018, is equal to or greater than one hundred and twenty percent (120%) of the principal amount of such Notes, then the Company shall pay contingent interest (“Contingent Interest”) to the Holder of this Note in accordance with Section 2.06(c) of the Seventh Supplemental Indenture.

The amount of Contingent Interest payable per $1,000 principal amount of this Note in respect of any Contingent Interest Period, if applicable, shall be equal to three eighths of one percent (0.375%) of the average Contingent Interest Trading Price per $1,000 principal amount of the Notes during the five (5) consecutive Trading Days ending on, and including, the second (2nd) Trading Day immediately preceding the first day of such Contingent Interest Period.  Contingent Interest shall accrue from the first day of the applicable Contingent Interest Period through, but excluding, the Interest Payment Date immediately following the end of such Contingent Interest Period, and Contingent Interest shall be payable to Holders in the same manner as regular cash interest.  For avoidance of doubt, regular cash interest shall continue to accrue at the per annum rate of three and three quarters percent (3.75%) on the principal amount of this Note whether or not Contingent Interest is paid, and Contingent Interest, if any, shall be in addition to such regular cash interest.

As used herein, the term “interest” includes Contingent Interest, if any, but without duplication.

2.           Method of Payment.

Except as provided in the immediately following paragraph, principal and interest on this Note will be paid (i) if this Note is held in the form of Global Security, to the Depositary or its nominee in immediately available funds; (ii) if this Note is a definitive Note that is not held in the form of a Global Security and that has an aggregate principal amount of five million dollars ($5,000,000) or less, by check mailed to the Holder of this Note; and (iii) if this Note is a definitive Note that is not held in the form of a Global Security and that has an aggregate principal amount of more than five million dollars ($5,000,000), by wire transfer in immediately available funds at the election of the Holder of this Note, which election is duly delivered to the Trustee at least fifteen (15) Business Days before the relevant Interest Payment Date or other payment date, as applicable.

At the Maturity Date, the Company will pay the principal and interest (i) if this Notes is held in the form of a Global Security, to the Depositary or its nominee in immediately available funds; and (ii) if this Note is a definitive Note that is not held in the form of a Global Security, at the Company’s office or agency in New York City, which initially will be the corporate trust office of the Trustee in New York City.

3.           Paying Agent, Registrar and Conversion Agent.

Initially, the Trustee under the Indenture will act as Paying agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.           Indenture.

This Note is one of a duly authorized issue of Notes of the Company issued and issuable in one or more series under an Indenture (the “Base Indenture”), dated as of June 13, 2003, between Omnicare, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (as successor trustee to SunTrust Bank), as trustee (the “Trustee,” which term includes any successor Trustee), as supplemented by the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), dated as of December 7, 2010, among the Company, the Guarantors named therein and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and limitations of rights and immunities thereunder of the Company, the Guarantors, the Trustees and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  All Notes issued under the Indenture will be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent of such conflict.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Omnicare, Inc.
100 East RiverCenter Boulevard
Covington, Kentucky  41011
Attention:  Corporate Secretary

5.           Optional Redemption.

On or before December 15, 2018, this Note will not be redeemable at the Company’s option.  Subject to, and except as provided in, Article III of the Seventh Supplemental Indenture and Article 3 of the Base Indenture, the Company shall have the right, at the Company’s option, at any time, on a Redemption Date after December 15, 2018, to redeem (a “Redemption”) all or, from time to time, any part of this Note at a Redemption Price payable in cash equal to the principal amount of the Note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such Redemption Date if the Closing Sale Price per share of Common Stock is more than one hundred and twenty percent (120%) of the then current Conversion Price for each of at least twenty (20) Trading Days in the thirty (30) consecutive Trading Days ending on, and including, the Trading Day prior to the mailing of the notice of Redemption pursuant to Section 3.03 of the Base Indenture and Section 3.02 of the Seventh Supplemental Indenture; provided, however, that if the Redemption Date with respect to this Note is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then accrued and unpaid interest on this Note to, but excluding, such Redemption Date shall be paid, on such Redemption Date, to the Holder of this Note at the close of business on such Regular Record Date, and the Holder surrendering this Note for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of this Note at the close of business on such Regular Record Date; provided, further, that in no event shall the Company redeem any Notes at a time when the Company has failed to pay interest on the Notes and such failure to pay is continuing.

7.           Repurchase of Notes at the Option of Holders Upon Fundamental Change.

Subject to, and except as provided in, Article IV of the Seventh Supplemental Indenture, if a Fundamental Change occurs at any time prior to the Maturity Date, then the Holder of this Note, if not previously repurchased or redeemed by the Company, shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of this Note (or any portion thereof that is a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) calendar days, nor earlier than twenty (20) calendar days, after the date the Fundamental Change Repurchase Right Notice is mailed in accordance with Section 4.02 of the Seventh Supplemental Indenture, at a price (the “Fundamental Change Repurchase Price”), payable in cash, equal to one hundred percent (100%) of the principal amount of this Note to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if the Fundamental Change Repurchase Date with respect to this Note is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then accrued and unpaid interest on this Note to, but excluding, such Fundamental Change Repurchase Date shall be paid, on such Fundamental Change Repurchase Date, to the Holder of this Note at the close of business on such Regular Record Date, and the Holder surrendering this Note for repurchase shall not be entitled to any such interest unless such Holder was also the Holder of record of this Note at the close of business on such Regular Record Date; provided, further, that in no event shall the Company redeem any Notes at a time when the Company has failed to pay interest on the Notes and such failure to pay is continuing.

10.           Persons Deemed Owners.

The registered Holder of this Note will be treated as its owner for all purposes.

11.           Amendments, Supplements, Waiver.

The Indenture and the Notes may be amended only as provided in Article 9 of the Base Indenture and Article VII of the Seventh Supplemental Indenture.  Generally, without the consent of each Holder affected, an amendment or waiver may not (1) extend the Maturity Date; (2) reduce the rate or extend the time for payment of interest on any Note; (3) reduce the principal amount of any Note; (4) reduce any amount payable upon Redemption of, or upon the exercise of a Fundamental Change Repurchase Right with respect to, any Note; (5) impair the right of a Holder to institute suit for payment of any Note; (6) change the currency in which any Note is payable; (7) change the obligation of the Company to redeem any Notes called for Redemption on a Redemption Date in a manner materially adverse to the Holders; (8) change the obligation of the Company to repurchase any Notes upon a Fundamental Change in a manner materially adverse to the Holders; (9) impair or adversely affect the right of a Holder to convert any Note into cash and, if applicable, shares of Common Stock or reduce the Conversion Rate, except as permitted pursuant to the Indenture; (10) change the obligation of the Company to maintain an office or agency in New York City; (11) modify the provisions of the Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder; or (12) reduce the percentage in aggregate principal amount of the Notes required for consent to any modification of the Indenture that does not require the consent of each affected Holder.

12.           Defaults and Remedies.

Subject to Article 6 of the Base Indenture and Article VI of the Seventh Supplemental Indenture, Events of Default include the following events: (1) the Company defaults for thirty (30) days in the payment when due of interest on the Notes, whether or not such payment is prohibited by Article 11 of the Base Indenture; (2) the Company defaults in payment when due of the principal of, or premium, if any, on the Notes, whether or not such payment is prohibited by Article 11 of the Base Indenture; (3) the Company’s failure to comply with Article III, Article IV or Article V of the Seventh Supplemental Indenture or with Article 3 of the Base Indenture; (4) the Company’s failure to deliver the consideration due, in accordance with the Indenture, upon the conversion of any Note and the continuance of such failure for five (5) days following the scheduled settlement date for such conversion; (5) failure by the Company or any of the Guarantors that is a Significant Subsidiary of the Company for sixty (60) days after notice to comply with any of the other agreements in the Indenture; (6) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such indebtedness or guarantee exists on, or is created after, the Issue Date, if such default (x) is caused by a failure to pay principal of such indebtedness at its final stated maturity after giving effect to any grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (y) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates one hundred million dollars ($100,000,000) or more; (7) failure by the Company or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of one hundred million dollars ($100,000,000) that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of sixty (60) days; (8) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary of the Company shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (9) certain bankruptcy-related events occur with respect to the Company or any of its Significant Subsidiaries.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (i) the failure, by the Company, to pay principal of or interest on any Notes when due; (ii) the failure, by the Company, to convert any Note in accordance with, and as required by, Article XII of this Seventh Supplemental Indenture; (iii) the failure, by the Company, to pay the Redemption Price on the Redemption Date in accordance with Article III hereof and Article III of the Seventh Supplemental Indenture in connection with a Redemption or to pay the Fundamental Change Repurchase Price in accordance with Article IV of the Seventh Supplemental Indenture in connection with a Holder’s exercise of its Fundamental Change Repurchase Right; or (iv) the failure, by the Company, to comply with any of the provisions of the Indenture the amendment of which would require, pursuant to Article 9 hereof, the consent of the Holder of each outstanding Note affected.

13.           Conversion Rights.

In certain circumstances, this Note may be converted into cash and, if applicable, shares of Common Stock as provided in Article XII of the Seventh Supplemental Indenture.  Prior to December 15, 2023, this Note may be converted only if the conditions set forth in Section 12.01(b) of the Seventh Supplemental Indenture are satisfied.  The Notes may be converted at any time on or after December 15, 2023 until the close of business on the Business Day immediately preceding the Maturity Date.

If this Note is then convertible, to convert this Note, the Holder hereof must (i) complete, manually sign and deliver to the Conversion Agent the conversion notice on the back of this Note (or a facsimile of such conversion notice); (ii) surrender this Note (together with appropriate endorsements and transfer documents) to the Conversion Agent; and (iii) if applicable, deliver to the Conversion Agent any funds, taxes or duties required to be delivered pursuant to Section 12.02(f) or Section 12.02(h) of the Seventh Supplemental Indenture; provided, however, that if this Note is held in the form of a Global Security, then (x) in lieu of manually signing and delivering such conversion notice (or facsimile thereof), such Holder must deliver to Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program; and (y) such surrender of this Note pursuant to clause (ii) shall be made by book-entry transfer through the Depositary.  Subject to Section 12.02(e) of the Seventh Supplemental Indenture, this Note will be deemed to have been converted as of 5:00 p.m., New York City time, on the date (such date, the “Conversion Date”) that all the conditions of the immediately preceding sentence have been satisfied.

Subject to the terms of the Indenture, upon conversion, the amount of cash and, if applicable, shares of Common Stock due will be determined based on the Conversion Rates and Daily VWAPs per share of Common Stock during a twenty five (25) Cash Settlement Averaging Period.

13.           Trustee Dealings with Company.

Subject to certain limitations, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.

15.           Guarantees.

The payment by the Company of the principal of and interest on this Note is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.  The Subsidiary Guarantee of each Guarantor will be subordinated in right of payment to all existing and future Senior Debt of such Guarantor.

16.           Authentication.

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           Subordination.

Each Holder by accepting a Note agrees that the payment of principal, premium and if any, interest, on each Note is subordinated in right of payment to the extent and in the manner provided in Article 11 of the Base Indenture and Article XI of the Seventh Supplemental Indenture, to the prior payment in full of all existing and future Senior Debt (whether outstanding on the date of the Seventh Supplemental Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of holders of Senior Debt.

19.           Tax Agreements.

Each Holder and beneficial owner of a Note, by its purchase of such Note, is deemed to make certain agreements relating to the tax treatment of such Note.  See Article XIII of the Seventh Supplemental Indenture.

20.           Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY..

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  ______________                                           Your Signature:

_____________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

_____________________________________________________

Participant in a Recognized Signature Guarantee Medallion Program

By:  _________________________________________________
Authorized Signatory

To convert this Note into cash and, if applicable, shares of Common Stock of the Company, check the box

To convert only part of this Note, state the principal amount to be converted (which must be $2,000 or an integral multiple of $1,000 in excess thereof):

$__________________

Date:  ______________                                           Your Signature:

___________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

_____________________________________________________

Participant in a Recognized Signature Guarantee Medallion Program

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. or tax ID no.)

_____________________________________________________

(Print or type other person’s name, address and zip code)

OPTION OF HOLDER TO EXERCISE FUNDAMENTAL CHANGE REPURCHASE RIGHT

If you want to elect to have this Note purchased by the Company pursuant to Article IV of the Seventh Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Article IV of the Seventh Supplemental Indenture, state the amount you elect to have purchased:

$_________________
Date:  _____________

Your Signature:    _____________________________________________________
(Sign exactly as your name appears on the face
of this Note)

Tax Identification No.:  __________

Signature Guarantee*:  _____________________________________________________

________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a permanent Security, or exchanges of a part of another Global Security or permanent Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature Authorized Officer of Trustee or Security Custodian

________________

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY NEW GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ____________, among ____________ (the “New Guarantor”), a subsidiary of Omnicare, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association (as successor trustee to SunTrust Bank), as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

W I T N E S S E T H

Whereas, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of June 13, 2003, between the Company and the Trustee, as supplemented by the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), dated as of December 7, 2010, among the Company, the Guarantors named therein and the Trustee, providing for the issuance of the Company’s 3.75% Convertible Senior Subordinated Notes Due 2025 (the “Notes”);

Whereas, the Indenture provides that, under certain circumstances, the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall become a Guarantor under the Indenture and provide a Subsidiary Guarantee with respect to the Notes; and

Whereas, pursuant to Section 9.01 of the Base Indenture, as amended by Section 7.01(a)(x) of the Seventh Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

Now Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Agreement to Guarantee.  The New Guarantor hereby agrees to be bound by the Indenture (including, without limitation, Article IX of the Seventh Supplemental Indenture) as if the Guaranteeing Subsidiary had been named as a “Guarantor” in the Indenture.

2.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the New Guarantor, as such, shall have any liability for any obligations of the New Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.

7.           Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.           Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

9.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.           Trustee Not Responsible.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company.

In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Omnicare, inc.

By: _____________________________________________________
Name:
Title:

[name of New Guarantor]

By: _____________________________________________________
Name:
Title:

U.S. Bank national association, as Trustee

By: _____________________________________________________
Name:
Title: